UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Corning Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Corning Incorporated

One Riverfront Plaza

Corning, New York 14831

Notice of 2008 Annual Meeting of Shareholders

To Shareholders of Corning Incorporated:

You are cordially invited to attend the Annual Meeting of Corning Incorporated which will be held in The Corning Museum of Glass Auditorium, Corning, New York, on Thursday, April 24, 2008 at 11:00 a.m. Eastern Time. The annual meeting is open to all holders of our common shares. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Corning shares, it is possible that you may not be admitted to the meeting.

The principal business of the meeting will be:

1.	To elect four Directors for three-year terms;

2.	To approve the amendment to the 2005 Employee Equity Participation Program;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2008; and

4.	To transact such other business as may properly come before the meeting.

Our Board recommends that you vote for Items 1, 2 and 3.

Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2007 Annual Report are available at our web site at http://www.corning.com/proxy_2008, which does not have “cookies” that identify visitors to the site.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum.

Registered shareholders may vote:

•	By Internet at www.investorvote.com/glw. This will require your 6-digit control number.

•	By Telephone (from the United States and Canada only) at (800) 652-VOTE (8683).

•	By completing and returning the enclosed proxy card (see instructions on proxy card).

Beneficial holders: If your shares are held in the name of a bank, broker or other holder of record, follow the instructions you receive from the holder of record to vote your shares.

By order of the Board of Directors,

Denise A. Hauselt

Secretary and Assistant General Counsel

February 26, 2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting April 24, 2008. Our Proxy Statement and 2007 Annual Report to Shareholders

are available at www.corning.com/2008_proxy

About the Meeting

Why Did You Send Me This Proxy Statement?

We sent this proxy statement and the enclosed proxy card to you because our Board of Directors is soliciting your proxy to vote at the 2008 Annual Meeting of Shareholders. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about March 12, 2008.

When Is The Annual Meeting?

The annual meeting will be held on Thursday, April 24, 2008, at 11:00 a.m., EST, at The Corning Museum of Glass Auditorium, Corning, New York.

What Am I Voting On?

At the annual meeting, you will be voting:

•	To elect four directors, each for a three-year term;

•	To approve the amendment to the 2005 Employee Equity Participation Program;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2008; and

•	Any other matter, if any, as may properly come before the meeting and any adjournment or postponement of the annual meeting.

How Do You Recommend That I Vote On These Items?

The Board of Directors recommends that you vote FOR each of the director nominees, FOR the amendment of the 2005 Employee Equity Participation Program and FOR the ratification of the Board’s appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2008.

Who Is Entitled To Vote?

You may vote if you owned our common shares as of the close of business on February 26, 2008, the record date for the annual meeting.

How Many Votes Do I Have?

You are entitled to one vote for each common share you own. As of the close of business on February 6, 2008, we had 1,574,405,626 common shares outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting.

How Do I Vote By Proxy Before The Meeting?

Before the meeting, registered shareholders may vote shares in one of the following three ways:

•	By Internet at www.investorvote.com/glw.

•	By Telephone (from the United States and Canada only) at 1(800) 652-VOTE (8683).

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.

Please refer to the proxy card for further instructions on voting by Internet or Telephone.

Please use only one of the three ways to vote.

Please follow the directions on your proxy card carefully. If you hold shares in the name of a broker, your ability to vote those shares by Telephone and Internet depends on the voting procedures used by your broker, as explained below under “How Do I Vote If My Broker Holds My Shares In “Street Name”?” The New York Business Corporation Law provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Telephone and Internet voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

May I Vote My Shares In Person At The Meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Telephone or Internet. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting.

May I Change My Mind After I Vote?

Yes. You may change your vote or revoke your proxy at any time before the polls close at the meeting. You may change your vote by:

•	signing another proxy card with a later date and returning it to Corning’s Corporate Secretary at One Riverfront Plaza, Corning, NY 14831, prior to the meeting;

•	voting again by Telephone or Internet prior to the meeting; or

•	voting again at the meeting.

You also may revoke your proxy prior to the meeting without submitting any new vote by sending a written notice that you are withdrawing your vote to our Corporate Secretary at the address listed above.

What Shares Are Included On My Proxy Card?

Your proxy card includes shares held in your own name and shares held in any Corning plan. You may vote these shares by Internet, Telephone or mail, all as described on the enclosed proxy card.

How Do I Vote If I Participate In The Corning Investment Plan?

If you hold shares in the Corning Investment Plan, which includes shares held in the Corning Stock Fund in the 401(k) plan, these shares have been added to your other holdings on your proxy card. Your completed proxy card serves as voting instructions to the trustee of the plan. You may direct the trustee how to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, Telephone or mail, all as described on the enclosed proxy card. If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions.

How Do I Vote If My Broker Holds My Shares In “Street Name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you directions on how to vote those shares.

Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?

If your shares are held in the name of a brokerage firm, your shares might be voted even if you do not provide the brokerage firm with voting instructions. Under the current rules of the New York Stock Exchange, on certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. The election of directors and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors are considered routine matters for this purpose, assuming that no contest arises as to any of these matters. The proposal to amend the 2005 Employee Equity Participation Plan is not considered a routine matter and your bank or broker will not be permitted to vote your shares unless proper voting instructions are received from you.

What If I Return My Proxy Card Or Vote By Internet Or Phone But Do Not Specify How I Want To Vote?

If you sign and return your proxy card or complete the Internet or Telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the election of each of the director nominees.

•	FOR the amendment of the 2005 Employee Equity Participation Program.

•	FOR the approval ratifying the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2008.

If you participate in the Corning Investment Plan and do not submit timely voting instructions, the trustee of the plan will vote the shares in your plan account in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions, as explained above under the question “How Do I Vote If I Participate In The Corning Investment Plan?”

What Does It Mean If I Receive More Than One Proxy Card?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Computershare Investor Services, LLC, at 1-800-255-0461.

Who May Attend The Meeting?

The annual meeting is open to all holders of our common shares. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Corning shares, it is possible that you may not be admitted to the meeting.

May Shareholders Ask Questions At The Meeting?

Yes. Our representatives will answer your questions of general interest at the end of the meeting. In order to give a greater number of shareholders the opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions.

How Many Shares Must Be Present To Hold The Meeting?

In order for us to conduct our meeting, a majority of our outstanding common shares as of February 26, 2008 must be present in person or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, Telephone or mail.

How Many Votes Are Needed To Elect Directors?

The director nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality. Consequently, shares that are not voted, because you marked your proxy card to withhold authority for all or some nominees, or because you did not complete and return your proxy card, will have no impact on the election of directors.

How Many Votes Are Needed To Approve The Amendment Of The 2005 Employee Equity Participation Program?

Approval of the amendment of the 2005 Employee Equity Participation Program requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How Many Votes Are Needed To Ratify The Appointment Of PricewaterhouseCoopers LLP As Our Independent Auditors?

Shareholder approval for the appointment of our independent auditors is not required, but the Audit Committee and the Board are submitting the selection of PricewaterhouseCoopers LLP for ratification in order to obtain the views of our shareholders. The ratification of the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will consider the shareholders’ views in the future selection of Corning’s auditors.

What Is A “Broker Non-Vote”?

If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. As explained above under the question “Will My Shares Held In Street Name Be Voted If I Do Not Provide My Proxy?”, Proposal 1 (election of directors) and Proposal 3 (ratification of the appointment of our independent auditors) are considered routine matters under the current New York Stock Exchange rules, so your bank or broker will have discretionary authority to vote your shares held in street name on those items. Proposal 2 (approval of the amendment of the 2005 Employee Equity Participation Program) is not considered a routine matter, so your bank or broker will not have discretionary authority to vote your shares held in street name on that item. A broker non-vote may also occur if your broker fails to vote your shares for any reason.

How Will Broker Non-Votes Be Treated?

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will have no effect on the outcome of any proposal.

How Will Abstentions Be Treated?

Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the effect as votes against a proposal.

How Will Voting On “Any Other Business” Be Conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

Who Pays For The Solicitation Of Proxies?

Our Board of Directors is making this solicitation of proxies on our behalf. We will pay the costs of the solicitation, including the costs for preparing, printing and mailing this proxy statement. We have hired Georgeson Inc. to assist us in soliciting proxies. It may do so by telephone, in person or by other electronic communications. We anticipate paying Georgeson a fee of $14,000 plus expenses for these services. We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so that you may vote your shares. Our directors, officers and regular employees may supplement Georgeson’s proxy solicitation efforts by contacting you by telephone or electronic communication or in person. We will not pay directors, officers or other regular employees any additional compensation for their proxy solicitation efforts.

How Can I Find The Voting Results Of The Meeting?

We will include the voting results in our Form 10-Q for the quarter ending June 30, 2008, which we expect to file with the Securities and Exchange Commission (the “SEC”) on or before August 11, 2008.

How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At Next Year’s Annual Meeting?

If you wish to submit a proposal to be included in our proxy statement for our 2009 Annual Meeting of Shareholders, we must receive it at our principal office on or before November 12, 2008. Please address your proposal to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831.

We will not be required to include in our proxy statement a shareholder proposal that is received after that date or that otherwise does not meet the requirements for shareholder proposals established by the SEC or as set forth in our By-laws.

If you miss the deadline for including a proposal in our printed proxy statement, or would like to nominate a director or bring other business before the 2009 Annual Meeting of Shareholders, under our current By-laws (which are subject to amendment at any time), you must notify our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then the notice shall be received no earlier than 120 days or later than 90 days prior to such annual meeting or the tenth day after public announcement is made with respect to the meeting. For our 2009 Annual Meeting of Shareholders, we must receive notice on or after December 26, 2008, and on or before January 24, 2009.

Can I Receive Electronic Delivery of Proxy Materials And Annual Reports?

Yes. This Proxy Statement and Corning’s 2007 Annual Report are available on Corning’s website at www.corning.com. Instead of receiving paper copies of next year’s Proxy Statement and Annual Report in the mail, shareholders can elect to receive an e-mail message that will provide a link to these documents on the website. Based upon new rules adopted by the SEC, we expect to use the Notice and Access form of Proxy distribution next year. Under that method, you will receive a notice in the mail about electronic or paper copies, and will then need to respond if you want paper copies mailed to you in 2009. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Corning’s shareholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year. Shareholders of record may enroll in the electronic proxy and Annual Report access service for future annual meetings by registering online at www.computershare.com. Beneficial or “street name” shareholders who wish to enroll in electronic access service may do so at www.icsdelivery.com.

Are You “Householding” For Shareholders Sharing The Same Address?

Yes. The SEC’s rules regarding the delivery to shareholders of proxy statements, annual reports, prospectuses and information statements permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one proxy statement and 2007 Annual Report to multiple registered shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you nevertheless would like to receive more than one copy of this proxy statement and our 2007 Annual Report, we will promptly send you additional copies upon written or oral request directed to our transfer agent, Computershare Investor Services, LLC, toll free at 1-800-255-0461. The same phone number may be used to notify us that you wish to receive a separate annual report or proxy statement in the future, or to request delivery of a single copy of an annual report or proxy statement if you are receiving multiple copies.

PROPOSAL 1—Election of Directors

Corning’s Board of Directors is divided into three classes. Except for Mr. Landgraf, each of the 2008 nominees for the office of director, Messrs Brown, Gund, and Ruding were elected by Corning’s security holders on April 28, 2005. The terms of Messrs Brown, Gund, and Ruding expire this year. Mr. Landgraf was appointed by Corning’s Board of Directors on June 6, 2007, and is standing for election for the first time. Mr. Hennessy and Ms. Warrior, whose terms expire this year, will not be standing for re-election. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is not able to serve, proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. No nominee now owns beneficially any of the securities (other than directors’ qualifying shares) of any of Corning’s subsidiary companies. We have included below certain information about the nominees for election as directors as well as the directors who will continue in office after the Annual Meeting.

Nominees for Election as Directors

Nominees for Election for Terms Expiring in 2011

John Seely Brown
Retired Chief Scientist
Xerox Corporation

Dr. Brown served Xerox Corporation in various scientific research positions from 1978, until his retirement in 2002. In 1986, he was elected vice president in charge of advanced research and was director of the Palo Alto Research Center from 1990 to 2000. Dr. Brown was named chief scientist of Xerox in 1992, retiring in 2002. He is a visiting scholar and advisor to the Provost at the University of Southern California. He is also an independent co-chairman of Deloitte’s Center for Edge Innovation. Dr. Brown is a director of Amazon Inc. and Varian Medical Inc. Corning director since 1996. Age 67.

Gordon Gund
Chairman and Chief Executive Officer
Gund Investment Corporation

Besides being the chairman and CEO of Gund Investment Corporation which was founded in 1968, Mr. Gund is co-founder and chairman of The Foundation Fighting Blindness. The Foundation Fighting Blindness is a national, non-profit organization dedicated to finding the causes, treatments and/or cures for retinitis pigmentosa, age-related macular degeneration, and allied retinal degenerative diseases. He is a director of the Kellogg Company. Corning director since 1990. Age 68.

Kurt M. Landgraf
President and Chief Executive Officer
Educational Testing Service

Mr. Landgraf is president and chief executive officer of Educational Testing Service, a private non-profit educational testing and measurement organization, and joined ETS in that position in 2000. Prior to that, he was executive vice president and chief operating officer of E.I. Du Pont de Nemours and Company, where he previously held a number of senior leadership positions, including chief financial officer. Mr. Landgraf is also a director of ETS, IKON Office Solutions, Inc. and Louisiana-Pacific Corporation. Corning director since 2007. Age 61.

H. Onno Ruding
Retired Vice Chairman
Citicorp and Citibank, N.A.

Dr. Ruding has served private firms and the public (serving as Minister of Finance of The Netherlands from 1982-1989) in various financial positions, serving as a director of Citicorp and Citibank, N.A. from 1990 and 1998, respectively, to September 30, 2003 and vice chairman of Citicorp and Citibank, N.A. from 1992 to September 30, 2003. Dr. Ruding retired from active employment from Citicorp and Citibank, N.A. on September 30, 2003. Dr. Ruding is also a director of Holcim, BNG (Bank for the Netherlands Municipalities) and RTL Group, a member of the international advisory committee of Citigroup and a member of UNIAPAC, the Committee for European Monetary Union, the Pontifical Council Justice and Peace, the European Advisory Board of the American-European Community Association, the International Bureau of Fiscal Documentation and the Trilateral Commission. Dr. Ruding is the chairman of the Center for European Policy Studies (CEPS), the chairman of the Netherlands National Museum Palace Het Loo and the chairman of the Advisory Council of the Amsterdam Institute of Finance. Corning director since 1995. Age 68.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES.

Directors Continuing in Office

Directors Whose Terms Expire in 2009

James B. Flaws
Vice Chairman and Chief Financial Officer
Corning Incorporated

Mr. Flaws joined Corning in 1973 and served in a variety of controller and business management positions. He was named assistant treasurer in 1993, vice president and controller in 1997, vice president of finance and treasurer later in 1997, senior vice president and chief financial officer in December 1997, executive vice president and chief financial officer in 1999 and to his present position in 2002. Mr. Flaws is a director of Dow Corning Corporation. Corning director since 2000. Age 59.

James R. Houghton
Chairman Emeritus
Corning Incorporated

Mr. Houghton joined Corning in 1962. He was elected a vice president of Corning and general manager of the Consumer Products Division in 1968, vice chairman in 1971, chairman of the executive committee and chief strategic officer in 1980 and chairman and chief executive officer in April 1983, retiring in April 1996. Mr. Houghton was the non-executive chairman of the Board of Corning from June 2001 to April 2002. Mr. Houghton came out of retirement in April 2002 when he was elected chairman and chief executive officer. Mr. Houghton retired as our chief executive officer on April 28, 2005 but continued as chairman of the Board. Mr. Houghton stepped down as chairman on April 26, 2007, but is continuing as a director of Corning. Mr. Houghton is a director of Metropolitan Life Insurance Company and Exxon Mobil Corporation. He is a trustee of the Metropolitan Museum of Art, the Morgan Library and Museum and the Corning Museum of Glass, and a member of the Harvard Corporation. Corning director since 1969. Age 72.

James J. O’Connor
Retired Chairman of the Board and Chief Executive Officer
Unicom Corporation

Mr. O’Connor joined Commonwealth Edison Company in 1963. He became president in 1977, a director in 1978 and chairman and chief executive officer in 1980. In 1994 he was also named chairman and chief executive officer of Unicom Corporation, which then became the parent company of Commonwealth Edison Company, retiring in 1998. Mr. O’Connor is a director of Smurfit-Stone Container Corporation, UAL Corporation, United Airlines and Armstrong World Industries, Inc. Corning director since 1984. Age 70.

Deborah D. Rieman
Retired President and Chief Executive Officer
Check Point Software Technologies, Incorporated

Dr. Rieman has more than twenty-five years of experience in the software industry. She currently manages a private investment fund. From 1995 to 1999, she served as president and chief executive officer of Check Point Software Technologies, Incorporated. Dr. Rieman is a director of Keynote Systems, Kintera Inc. and Tumbleweed Communications, Inc. Corning director since 1999. Age 58.

Peter F. Volanakis
President and Chief Operating Officer
Corning Incorporated

Mr. Volanakis joined Corning in 1982 and subsequently held various marketing, development and commercial positions in several divisions. He was named managing director, Corning GmbH in 1992, executive vice president of CCS Holding, Inc., formerly known as Siecor Corporation, in 1995, senior vice president of advanced display products in 1997, executive vice president of Display Technologies and Life Sciences in 1999, President, Corning Technologies in 2001, and became chief operating officer in 2005. Mr. Volanakis became president and chief operating officer on April 26, 2007. Mr. Volanakis is a director of Dow Corning Corporation. Corning director since 2000. Age 52.

Directors Whose Terms Expire in 2010

Robert F. Cummings, Jr.
Senior Managing Director
GSC Group, Inc.

Mr. Cummings joined GSC Group, Inc. in 2002 where he is a senior managing director. He began his business career in the investment banking division of Goldman, Sachs & Co. in 1973, and was a partner of the firm from 1986 until his retirement in 1998. He served as an advisory director at Goldman Sachs until 2002. Mr. Cummings is a director of GSC Capital Corp., GSC Investment Corp., Precision Partners Inc., and Viasystems Group, Inc. Corning director since 2006. Age 58.

Eugene C. Sit
Chairman—Chief Executive Officer and Chief Investment Officer
Sit Investment Associates, Inc.

Mr. Sit is a chartered financial analyst and a certified public accountant. He founded Sit Investment Associates (SIA) in 1981, and his prior business experience included serving as the chief executive officer and chief investment officer for American Express Financial Advisors Inc., formerly known as IDS Advisory. He has been actively involved as a trustee and officer in several educational, professional and community organizations, and he currently serves as chairman and director of the Minnesotans’ Military Appreciation Fund, Inc., is a trustee of the Minneapolis Institute of Arts, is on the Honorary Council of The Minnesota Historical Society, and is a member of the Advisory Council of the Carlson School of Management, International Programs, and is on the Dean’s Board of Visitors for the Medical School of the University of Minnesota. Mr. Sit currently serves as a director of Smurfit-Stone Container Corporation, and as chairman and director for the various companies of SIA. Corning director since 2004. Age 69.

William D. Smithburg
Retired Chairman, President and Chief Executive Officer
The Quaker Oats Company

Mr. Smithburg joined Quaker Oats in 1966, being elected president in 1979, chief executive officer in 1981 and chairman in 1983. He also served as president from November 1990 to January 1993 and from November 1995 to November 1997 when he retired. Mr. Smithburg is a director of Abbott Laboratories, Northern Trust Corporation, and Smurfit-Stone Container Corporation. Corning director since 1987. Age 69.

Hansel E. Tookes II
Retired Chairman and Chief Executive Officer
Raytheon Aircraft Company

Mr. Tookes retired from Raytheon Company in December 2002. Since joining Raytheon in 1999 he has served as president of Raytheon International, chairman and chief executive officer of Raytheon Aircraft and executive vice president of Raytheon Company. From 1980 to 1999 Mr. Tookes served United Technologies Corporation as president of Pratt and Whitney’s Large Military Engines Group and in a variety of other leadership positions. He is a director of Ryder Systems Inc., BBA Aviation plc, FPL Group, Inc. and Harris Corporation. Corning director since 2001. Age 60.

Wendell P. Weeks
Chairman and Chief Executive Officer
Corning Incorporated

Mr. Weeks joined Corning in 1983 and was named a vice president and deputy general manager of the Telecommunications Products division in 1995, vice president and general manager in 1996, senior vice president in 1997, senior vice president of Opto-Electronics in 1998, executive vice president in 1999, president, Corning Optical Communications in 2001, president and chief operating officer of Corning in 2002, and president and chief executive officer in 2005. He became chairman and chief executive officer on April 26, 2007. He is a director of Merck & Co. Inc. Corning director since 2000. Age 48.

Meetings and Committees of The Board

Board Meetings

The Board of Directors held 13 regularly scheduled meetings and one special meeting during 2007. All directors attended 75% or more of the meetings of the Board of Directors and of the Committees on which they serve, except Mr. Landgraf who was appointed to Corning’s Board on June 6, 2007 and attended all meetings following the date of his appointment.

Board Committees

In addition to an Executive Committee, which acts by delegation, Corning has six standing Board committees: Audit, Compensation, Corporate Relations, Finance, Nominating and Corporate Governance and Pension Committees. Each standing committee’s written charter, as adopted by the Board of Directors, is available on Corning’s website at www.corning.com/investor_relations/corporate_governance/board_download_libarary.aspx. Copies of each of the charters are also attached to this proxy statement as Appendix A, B, C, D, E and F, respectively.

The Audit Committee met ten times during 2007. The current members of the Audit Committee are Messrs. Smithburg (Chair), Landgraf, Ruding and Tookes and Ms. Rieman. The Audit Committee:

•

Assists the Board of Directors in its oversight of (i) the integrity of Corning’s financial statements, (ii) the internal auditors performance, and (iii) Corning’s compliance with legal and regulatory requirements;

•	Meets in executive sessions with the independent auditors, internal auditors and management;

•	Approves the appointment of Corning’s independent auditors;

•	Reviews and discusses with the independent auditors and the internal auditors the effectiveness of Corning’s internal control over financial reporting, including disclosure controls;

•	Reviews and discusses with management, the independent auditors and the internal auditors the scope of the annual audit;

•	Reviews the quarterly and annual financial statements and other reports provided to shareholders with management and the independent auditors;

•	Oversees the independent auditors’ qualifications, independence and performance;

•	Reviews transactions between Corning and related persons that are required to be disclosed in our filings with the SEC; and

•	Determines the appropriateness of and approves the fees for audit and permissible non-audit services to be provided by the independent auditors.

The Compensation Committee met eight times during 2007. The current members of the Compensation Committee are Messrs. O’Connor (Chair), Brown, Gund and Smithburg. The Compensation Committee:

•	Reviews Corning’s goals and objectives with respect to executive compensation;

•	Evaluates the CEO’s performance in light of Corning’s goals and objectives;

•	Determines and approves compensation for the CEO and other officers of Corning;

•	Reviews and approves employment, severance and change in control agreements for the CEO and other officers of Corning;

•	Recommends to the Board the compensation arrangements with non-employee directors;

•	Appoints committees to oversee Corning’s equity compensation plans and employee benefit and fringe benefit plans and programs; and

•	Makes recommendations to the Board regarding non-equity incentive and equity incentive plans.

Compensation decisions for executives, which include the Named Executive Officers, and the directors are reviewed and approved by the Compensation Committee. The Compensation Committee has strategic and administrative responsibility to compensate key executives effectively and in a manner consistent with our stated compensation strategy. The Compensation Committee has engaged an independent executive compensation expert from Hewitt Associates, an outside global human resources consulting firm, to conduct an annual review of its total compensation program for executives. The independent expert supports the Committee by providing data regarding market practices and makes recommendations for changes to plan designs and policies that are consistent with the Company’s compensation philosophy.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the Chief Administrative Officer and the Senior Vice President Global Compensation and Benefits. The Chief Executive Officer and the Chief Administrative Officer are invited to attend the Compensation Committee meetings, though they leave the room during discussions and deliberations of individual compensation actions affecting them personally. The Compensation Committee Chairman reports the committee’s recommendations on executive compensation to the Board. The Company’s Global Compensation and Benefits department supports the Compensation Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to outside consultants by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the Committee. For more information on the Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 18.

The Corporate Relations Committee met five times during 2007. The current members of the Corporate Relations Committee are Mses. Rieman (Chair) and Warrior and Messrs. Houghton, Landgraf and Sit. The Corporate Relations Committee focuses on the areas of employment policy, public policy and community relations in the context of the business strategy of Corning.

The Executive Committee met six times during 2007. The current members of the Executive Committee are Messrs. Weeks (Chair), Flaws and Volanakis. All other directors are alternate members of the Executive Committee. The Executive Committee serves primarily as a means of taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by New York law to the Board. In practice, the Executive Committee’s actions are generally limited to matters such as the authorization of corporate credit facilities, borrowings and pricing of Corning’s public offering of securities.

The Finance Committee met nine times during 2007. The current members of the Finance Committee are Messrs. Hennessy (Chair), Cummings, Flaws, Ruding, Tookes and Volanakis. The Finance Committee:

•	Monitors present and future capital requirements of Corning;

•	Reviews all material transactions prior to execution;

•	Reviews potentials mergers, acquisitions, divestitures and investments in third parties;

•	Manages Corning’s exposure to financial, economic or hazard risks;

•	Monitors Corning’s cash management plans and activities;

•	Reviews Corning’s tax position and strategy;

•	Reviews and monitors Corning’s credit rating; and

•	Reviews Corning’s financial plans and other financial information that Corning uses in its analysis of internal decisions.

The Nominating and Corporate Governance Committee met eight times during 2007. The current members of the Nominating and Corporate Governance Committee are Messrs. O’Connor (Chair), Brown and Hennessy. The Nominating and Corporate Governance Committee:

•	Identifies individuals qualified to become Board members;

•	Reviews candidates recommended by shareholders;

•	Determines the criteria for selecting director nominees;

•	Conducts inquiries into the background of director nominees;

•	Recommends to the Board, director nominees to be proposed for election at the annual meeting of shareholders;

•	Monitors significant developments in the regulation and practice of corporate governance;

•	Develops and recommends to the Board corporate governance guidelines;

•	Assists the Board in assessing the independence of Board members;

•	Identifies Board members to be assigned to the various committees;

•	Oversees and assists the Board in the review of the Board’s performance, as well as the performance of the CEO and President and other executives;

•	Establishes director retirement policies;

•	Reviews, approves and ratifies transactions between Corning and related persons; and

•	Reviews activities of Board members and senior executives for potential conflict of interest.

The process for electing director nominees entails making a preliminary assessment of each candidate based upon his/her resume and other biographical information, his/her willingness to serve and other background information. This information is then evaluated against the criteria set forth below, as well as the specific needs of Corning at that time. Based upon this preliminary assessment, candidates who appear to be the best fit will be invited to participate in a series of interviews. At the conclusion of this process, if it is determined that the candidate will be a good fit, the Nominating and Corporate Governance Committee will recommend the candidate to the Board for election at the next annual meeting. If the director nominee is a current Board member, the Nominating and Corporate Governance Committee also considers prior Corning Board performance and contributions. The Nominating and Corporate Governance Committee uses the same process for evaluating all candidates regardless of the source of the nomination.

The minimum qualifications and attributes that the Nominating and Corporate Governance Committee believes must be possessed by a director nominee may include:

•	The ability to apply good business judgment;

•	The ability to exercise his/her duties of loyalty and care;

•	Proven leadership skills;

•	Diversity of experience;

•	High integrity and ethics;

•	The ability to understand complex principles of business and finance;

•	Scientific expertise; and

•	Familiarity with national and international issues affecting businesses.

All of the director nominees are current elected members of the Board of Directors, except for Mr. Landgraf who was identified by the Chairman of the Nominating and Corporate Governance Committee and appointed by the Board of Directors. The Nominating and Corporate Governance Committee has in the past and may in the future engage the assistance of third parties to identify and evaluate potential director nominees, as it deems appropriate.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. If you wish to nominate a candidate, please forward the candidate’s name and a detailed description of the candidate’s qualification, a document indicating the candidate’s willingness to serve and evidence of the nominating shareholder’s ownership of Corning’s shares to: Corporate Secretary, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831. A shareholder wishing to nominate a candidate must also comply with the notice requirements described above under the question “How Do I Submit A Shareholder Proposal For, Or Nominate A Director For Election At, Next Year’s Annual Meeting?”

The Pension Committee met six times during 2007. The current members of the Pension Committee are Messrs. Gund (Chair), Cummings, Flaws, Sit and Volanakis and Ms. Warrior. The Pension Committee:

•	Has oversight responsibility of Corning’s pension policy; and

•	Approves the retention and termination of plan fiduciaries.

Corporate Governance Matters

Corporate Governance Guidelines

Our business, property and affairs are managed by or, are under the direction of, the Board of Directors pursuant to New York Business Corporation Law and our By-laws. Members of the Board of Directors are kept informed of Corning’s business through discussions with the Chairman and Chief Executive Officer, the Vice Chairman and Chief Financial Officer, the President and Chief Operating Officer and other key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Board has adopted a set of Corporate Governance Guidelines that address the make-up and functioning of the Board. A copy of these guidelines is attached to this proxy statement as Appendix G and can also be viewed on our website at www.corning.com/investor_relations/corporate_governance/board_download_libarary.aspx.

Director Independence

Our Corporate Governance Guidelines require that the Board of Directors make an annual determination regarding the independence of each of Corning’s directors. The Board made these determinations on February 6, 2008, based on an annual evaluation performed by and recommendations made by the Nominating and Corporate Governance Committee. The Board of Directors has determined that Messrs. Brown, Cummings, Gund, Hennessy, Landgraf, O’Connor, Ruding, Sit, Smithburg and Tookes and Mses. Rieman and Warrior are “independent” within the meaning of the rules of the New York Stock Exchange, based on its application of the standards set forth in the Corporate Governance Guidelines. Specifically, the Board determined that they were independent because no relationship was identified that would automatically bar them from being characterized as independent, and any relationships identified were not so material as to impair their independence.

With respect to Mr. Landgraf, the Board considered the fact that Mr. Landgraf is a member of the Board of Directors of IKON Office Solutions, Inc., a company which sold less than $140,000 of products to Corning for each of fiscal years 2005, 2006 and 2007. In determining that this relationship was not material, the Board considered the fact that Mr. Landgraf’s relationship arises only from his position as a director of IKON Office Solutions, Inc., that he has no material interest in any of the transactions between Corning and IKON Office Solutions, Inc., that he had no role in any such transactions, and that such a relationship would not bar independence under the NYSE Listing Standards or Corning’s Director Qualification Standards.

With respect to Dr. Ruding, the Board considered the fact that Dr. Ruding previously was an executive officer at Citicorp and Citibank, N.A. Dr. Ruding retired from his executive positions at Citicorp and Citibank, N.A. in September 2003. As a retiree, he serves on the international advisory committee of Citigroup and attends that committee’s two meetings per year, for which he receives an annual retainer of approximately $50,000. In determining that this relationship was not material, the Board reviewed Corning’s Director Qualification Standards and all of the facts and circumstances of Dr. Ruding’s relationship with Corning, including that Dr. Ruding is no longer employed by Citicorp or Citibank N.A. Citicorp’s services to Corning in 2007 were well below 2001, 2002 and 2003 levels and consisted primarily of non-advisory services, as well as the fact that for the last three years Citicorp services never approached a percentage that would bar independence under the NYSE Listing Standards or Corning’s Director Qualification Standards.

With respect to Mr. Tookes, the Board considered the fact that, in February 2007, Mr. Tookes joined the Board of Directors of BBA Aviation plc, the parent company of Signature Flight Support, the company that provides aviation support services to Corning’s planes. Mr. Tookes had no past connections with BBA Aviation plc. Going forward, the amount of business Corning does with Signature Flight Support is expected to be approximately $130,000 annually, which is not material. In determining that this relationship was not material, the Board considered the fact that Mr. Tookes’ relationship arises only from his position as a director of BBA Aviation plc, that he has no material interest in any of the transactions between Corning and Signature Flight Support, that he had no role in any such transactions, and that such a relationship would not bar independence under the NYSE Listing Standards or Corning’s Director Qualification Standards.

With respect to Ms. Warrior, the Board considered the fact that Ms. Warrior serves as Chief Technology Officer of Cisco Systems, Inc., which purchased less than $135,000 of products from Corning for each of fiscal years 2005, 2006 and 2007; and sold less than $35,000 of products to Corning for each of fiscal years 2005, 2006 and 2007. In determining that this relationship was not material, the Board considered the fact that the amount of products purchased from Corning by Cisco Systems, Inc. and sold to Corning by Cisco Systems, Inc. never approached a percentage that would bar independence under the NYSE Listing Standards or Corning’s Director Qualification Standards, and that Ms. Warrior had no role in such sales or purchases.

The Board concluded that based on all of the relevant facts and circumstances, none of the above relationships constituted a material relationship with Corning that represents a potential conflict of interest or otherwise interferes with the exercise by any of these directors of his or her independent judgment from management of Corning.

The Board determined that Messrs. Flaws, Volanakis and Weeks were not independent because they are each executive officers of Corning. With respect to Mr. Houghton, the Board determined that he was not independent as he was the Chief Executive Officer of Corning until he retired in April 2005.

Each member of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees is independent within the meaning of the NYSE Listing Standards, Exchange Act Rule 10A-3 and Corning’s Director Qualification Standards.

Communications with Directors

Shareholders and interested parties may communicate concerns to any director, committee member or the Board by writing to the following address: Corning Incorporated Board of Directors, Corning Incorporated, One Riverfront Plaza, MP HQ E2 10, Corning, New York 14831 Attention: Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence (except advertising, spam, junk mail and other mass mailings, product inquiries and suggestions, resumes, surveys or any unduly hostile, threatening or illegal materials) to the relevant director, committee member or the full Board, as indicated in the correspondence.

Audit Committee Financial Expert

The Board of Directors has determined that two members of the Audit Committee, Kurt M. Landgraf and H. Onno Ruding, qualify as Audit Committee Financial Experts.

Executive Sessions of Non-Employee Directors

Non-employee Board members meet without management present at each regularly scheduled Board meeting. Additional meetings may be called by the Lead Director in his discretion or at the request of the Board. The Lead Director, Mr. O’Connor, presides over meetings of the non-employee directors.

Policy Regarding Directors Attendance at Annual Meetings

Our Corporate Governance Guidelines provide that each director will make every effort to attend the annual meeting of shareholders. All of our incumbent Board Members attended the 2007 Annual Meeting, with the exception of Mr. Landgraf who was appointed to the Board on June 6, 2007.

Code of Ethics

Our Board of Directors has adopted the Code of Ethics for the Chief Executive Officer and Financial Executives and the Code of Conduct for Directors and Executive Officers, which supplements the Code of Conduct governing all employees and directors, which has been in existence for more than ten years. We refer to these documents collectively as the “Code of Ethics”. A copy of the Code of Ethics is attached to this proxy statement as Appendix H and is available on our website at http://www.corning.com/investor_relations/corporate_governance/board_download_libarary.aspx. We will disclose any amendments to, or waivers from, the Code of Ethics on our website within four business days of such determination. During 2007, no amendments to or waivers of the provisions of the Code of Ethics were made with respect to any of our directors or executive officers.

Security Ownership of Certain Beneficial Owners

Paragraphs (a) and (b) below set forth information about the beneficial ownership of Corning’s Common Stock as of December 31, 2007. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

(a)   To the knowledge of management, the following owned more than 5% of Corning’s outstanding shares of Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR Corp.	112,047,819(1)	7.11%
82 Devonshire Street
Boston, Massachusetts 02109

(1)	Reflects shares beneficially owned by FMR LLC (“FMR”) according to a Schedule 13G/A filed by FMR with the SEC on February 14, 2008, reflecting ownership of shares as of December 31, 2007. Pursuant to the Schedule, FMR may be deemed to beneficially own 112,047,819 shares of our common stock. FMR reports that it has sole power to vote or direct the vote of 2,321,359 shares and sole power to dispose or direct the disposition of 112,047,819 shares. Fidelity Management & Research Company, a wholly-owned subsidiary or FMR, is the beneficial owner of 109,710,960 shares. Edward C. Johnson 3d and FMR each has sole power to dispose of the 109,710,960 shares owned by the Funds. FMR’s beneficial ownership includes 22,721 shares, or 0.001%, of our common stock outstanding, beneficially owned through Strategic Advisers, Inc., a wholly-owned subsidiary of FMR. Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR, owns 27,600 shares or 0.002% of our common stock outstanding. Edward C. Johnson 3d and FMR each has sole dispositive power over 27,600 shares and sole power to vote or to direct the voting of the 27,600 shares. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR, owns 1,103,158 shares or 0.070% of our common stock outstanding. Edward C. Johnson 3d and FMR each has sole dispositive power over 1,103,158 shares and sole power to vote or to direct the voting of 1,103,158 shares. Fidelity International Limited (“FIL”) is the beneficial owner of 1,183,380 shares or 0.075% of our common stock outstanding. FIL has sole power to vote or direct the voting of 1,167,680 shares and no power to vote or direct the voting of 15,700 shares.

(b)   The number of shares of Corning Common Stock owned by the directors and nominees for directors, by the chief executive officer, the chief financial officer and the three other most highly compensated executive officers (the “Named Executive Officers”) and by all directors and executive officers as a group, as of December 31, 2007, is as follows:

Name	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Class(7)
Directors
John S. Brown	140,566	(4)	—
Robert F. Cummings, Jr.	54,096	(4)	—
Gordon Gund	3,120,351	(4)	—
John M. Hennessy	219,017	(4)	—
James R. Houghton	2,866,569	(4)(5)	—
Kurt M. Landgraf	1,363	(4)	—
James J. O’Connor	143,447	(4)	—
Deborah D. Rieman	99,369		—
H. Onno Ruding	111,303	(4)	—

Name	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Class(7)
Eugene C. Sit	50,836	(4)	—
William D. Smithburg	174,566	(4)	—
Hansel E. Tookes II	93,169	(4)	—
Padmasree Warrior	9,031		—

Named Executive Officers
(*also serve as directors)
Wendell P. Weeks*	5,014,670		—
James B. Flaws*	2,279,554		—
Kirk P. Gregg	1,942,245		—
Joseph A. Miller, Jr.	913,767		—
Peter F. Volanakis*	3,175,284		—
All Directors and Executive Officers as a Group (23 persons)	22,720,974	(6)	1.4%

(1)	Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, granted under Corning’s Incentive Stock Plans as well as options to purchase shares of Common Stock exercisable within 60 days under Corning’s Stock Option Plans. Messrs. Brown, Cummings, Gund, Hennessy, Houghton, Landgraf, O’Connor, Ruding, Sit, Smithburg, Tookes, Weeks, Flaws, Gregg, Miller and Volanakis and Mses. Rieman and Warrior have the right to purchase 62,260; 1,004; 62,260; 14,218; 2,499,727; 0; 15,228; 60,150; 15,576; 62,260; 57,900; 4,098,611; 1,746,113; 1,613,617; 533,750; 2,493,153; 60,150 and 4,201 shares, respectively, pursuant to such options. All directors and executive officers as a group hold options to purchase 15,341,855 such shares.
(2)	Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, issued under Corning’s Restricted Stock Plans for Non-Employee Directors.
(3)	Includes shares of Common Stock held by J. P. Morgan Chase & Co. as the trustee of Corning’s Investment Plans for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. The power to dispose of shares of Common Stock is also restricted by the provisions of the Plans. The trustee holds for the benefit of Messrs. Weeks, Flaws, Gregg, Miller and Volanakis, and all directors and executive officers as a group the equivalent of 10,506; 15,424; 8,785; 1,427 and 0 shares of Common Stock, respectively. It also holds for the benefit of all employees who participate in the Plans the equivalent of 28,137,274 shares of Common Stock (being 1.79% of the Class).
(4)	Messrs. Brown, Cummings, Gund, Hennessy, Houghton, Landgraf, O’Connor, Ruding, Sit, Smithburg and Tookes have credited to their accounts the equivalent of 53,970; 5,752; 88,198; 94,689; 0; 2,549; 92,062; 18,057; 19,438; 115,323 and 36,349 shares, respectively, of Common Stock in phantom form under Corning’s Deferred Compensation Plan for Directors. Deferred fees will be paid solely in cash.
(5)	Includes 255,295 shares held in trusts by Market Street Trust Company as a co-trustee for the benefit of Mr. Houghton, as income beneficiary. Does not include 2,591,578 shares held in trusts by Market Street Trust Company, as to which Mr. Houghton disclaims beneficial ownership. Market Street Trust Company is a limited purpose trust company controlled by the Houghton family, the directors of which include James R. Houghton and other Houghton family members.
(6)	Does not include 697,819 shares owned by the spouses and minor children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.
(7)	Unless otherwise indicated, does not exceed 1% of the Class of Common Stock. As of December 31, 2007, all directors and executive officers as a group had not pledged any such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Corning’s directors and certain of its officers to file reports of their ownership of Corning Common Stock and of changes in such ownership with the SEC and the New York Stock Exchange. Regulations also require Corning to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

To Corning’s knowledge, based solely on its review of the copies of such reports furnished to Corning and written representations from certain reporting persons, we believe that all of our officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2007, except that, due to administrative oversight: Mr. John M. Hennessy, a director, filed one late Form 4 on December 18, 2007 with respect to 7.31 shares acquired on the September 28, 2007 quarterly dividend payment date under the dividend reinvestment program; Mr. Hansel E. Tookes, a director, filed two late Form 4s on January 3, 2008 with respect to 74.98 shares acquired on each of the September 28, 2007 and December 14, 2007 quarterly dividend dates under the dividend reinvestment feature of the Non-Employee Directors’ Deferred Compensation Plan; Mr. Tony R. Tripeny, an officer, filed one late Form 4 on July 31, 2007 with respect to 2,628 shares delivered to Corning to pay withholding taxes upon the vesting of restricted stock on July 23, 2007; and Mr. Vincent P. Hatton, an officer, filed a Form 3/A on January 18, 2008 to report 300 shares jointly owned with his spouse that were inadvertently omitted from his Form 3 filed April 30, 2007 and from five subsequent Form 4 filings.

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors (the “Committee”), composed entirely of outside directors, is responsible to the Board of Directors and to our shareholders for executive compensation at Corning (“we”, “us”, “Corning” or the “Company”). The Committee sets the principles outlined in the Company’s compensation philosophy, reviews and approves executive compensation levels (including cash compensation, equity incentives, benefits and perquisites for executive officers) and reports its actions to the Board of Directors for review and, as necessary, approval.

This Compensation Discussion and Analysis (“CD&A”) describes:

•	how and why the Committee establishes executive compensation at Corning;

•	the objectives of the various compensation programs; and

•	how performance metrics are selected and evaluated for the various performance-based variable compensation programs.

After a short introduction entitled “Setting the Context For Compensation Philosophy”, this CD&A has been prepared in a Question and Answer format in order to more easily address the following key questions:

1.	What are the philosophy and objectives behind the Company’s compensation programs?

2.	What are the elements of compensation?

3.	Why does the Company choose to pay each element?

4.	How does each element of compensation fit into the Company’s overall compensation objectives and affect the other elements?

5.	What is the compensation program designed to reward?

6.	How does the Company determine the amount (and when applicable, the formula) for each element?

7.	Are there any anticipated changes in compensation practices that the Company intends to implement?

8.	What are the Company’s stock option grant practices?

Setting the Context for Compensation Philosophy

We believe that setting the context for compensation philosophy is critical to understanding how executive compensation is designed and administered at Corning. As used in this CD&A:

•	The “Named Executive Officers” are the five officers of the Company listed in this proxy.

•	The “Officer Group” is a group of approximately 50 corporate officers, assistant officers and other senior executives. All of the Named Executive Officers are part of the Officer Group.

•

The “Executive Group” is a group of approximately the top 200 employees (in terms of responsibility and pay) in the Company. All of the Named Executive Officers and members of the Officer Group are members of the Executive Group.

•

Institutional Heritage and Strategic Framework:  Corning is one of a handful of U.S. companies that has been in existence for over 150 years. We believe that our heritage and long-term success are due to our approach regarding the management and development of our key resource: our people. In addition, our strength in technology and process innovation is and will continue to be vital to our growth. Management and our Board of Directors have agreed to a Strategic Framework, supported by Annual Operating Priorities that set the management operating agenda each year.

•	Strategic Framework: The Strategic Framework is based on the following key principles:

•	Growth through global innovation; and

•	Financial stability and balance in order to successfully manage the volatility that is inherent in growing through innovation.

Corning frequently has long development cycles for major new technology innovations. Often, it can take 10 to 20 years of development before new technology becomes a major operating business (such as optical fiber, automotive substrates and glass substrates for liquid crystal displays). Patient investment over many years, team continuity, and a collaborative culture of teamwork across varied businesses are critical to our long-term success.

Our historical and ongoing investments in Research Development & Engineering demonstrate our commitment to innovation and creating long-term value by bringing new ideas to market, sometimes far into the future. This means that our management must constantly balance what is good for us today versus what is good for us tomorrow, thereby protecting the heritage of our 150+ year old institution while continuing to build long-term value through innovation.

•	Annual Operating Priorities: The Annual Operating Priorities define the key annual objectives to achieve our plan. In 2007, the priorities were:

•	Protect financial health;

•	Improve profitability;

•	Invest in the future; and

•	Live the values.

These annual objectives are measured and monitored by looking at performance metrics (such as adjusted net profit after taxes), financial stability metrics (such as cashflow and investment grade ratings) and progress towards advancing the innovation portfolio and achieving other key milestones.

1.  What are the philosophy and objectives behind the Company’s compensation programs?

Executive Compensation Philosophy—General Objectives

The goal of the Company’s compensation program is to provide competitive and motivational compensation to ensure our success in attracting, developing and retaining our key executive, managerial and technical talent. Having and retaining the right talent is critical to supporting and achieving our Annual Operating Priorities.

The Committee believes that most of a senior executive’s total compensation package should be based on objective measures of performance.

•	For the Named Executive Officers, this means that their variable compensation opportunities are based solely on corporate financial performance objectives.

•

For the other members of the Executive Group, this means that their variable compensation opportunities are based on objectives at the individual, business unit and corporate (i.e., company-wide) levels.

Compensation Strategy—Key Principles

The Committee’s basic strategic compensation principles are as follows:

•

Provide a Competitive Base Salary:  The Committee does not believe that all of a Named Executive Officer’s annual compensation should be at risk. As a result, the Company pays a competitive base salary to each Named Executive Officer. For the CEO, this means that his base salary is established around the median of the market of the various executive compensation surveys that the Committee reviews (discussed below). As explained further herein, internal equity for the non-CEO Named Executive Officers is a more important consideration in establishing a base salary for these individuals than the external market. As a result, the base salaries of the non-CEO Named Executive Officers are positioned within the top quartile when reference is made to the various executive compensation surveys.

•

Variable Compensation Should Relate to Performance:  Executive compensation should reward performance and contribution to both short-term and long-term financial performance and shareholder value. The corporate financial performance metrics utilized in 2007 for Company incentive plans (discussed in greater detail under “Performance Metrics” in questions 4 and 5 of this CD&A) are adjusted Net Profit After Tax (“Adjusted NPAT”, adjusted Earnings Per Share (“Adjusted EPS”) and adjusted Operating Cashflow (“Adjusted Operating Cashflow”). The annual cash bonus opportunities for the Named Executive Officers are based solely on corporate financial performance with no individual objectives used to calculate the variable compensation awards earned for these individuals.

•

Team-Based Management Approach:  Corning uses a team-based management approach, so individual factors such as: an executive’s role in the Company; professional experience; sustained performance; ability to take on additional responsibility; unique skills; and ability to meet strategic and financial objectives are important characteristics that result in an executive becoming a Named Executive Officer. However, once an executive reaches the Named Executive Officer level, corporate financial performance, not individual performance, is the key factor in determining the Named Executive Officer’s actual compensation paid under the various performance-based plans. Once at the Named Executive Officer level, the Committee—and, the CEO, with respect to the other Named Executive Officers—use its subjective judgment of the Named Executive Officer’s individual performance to determine, among other things, whether the Named Executive Officer should: remain in his current role, assume additional responsibility, or receive a base salary increase. But, the Committee does not establish personal objectives for the CEO or other Named Executive Officers.

•

Incentive Compensation Should be a Greater Part of Total Compensation For More Senior Positions:  As our employees assume more responsibilities and have greater opportunity to enhance Company performance and shareholder value, an increasing share of their total compensation package will be derived from variable incentive compensation (both long-term and short-term) which is contingent on achieving objectives producing improvement in business and/or corporate performance.

•

The Interests of Our Executive Group Should be Aligned with Shareholders:  Through the use of stock option and performance share grants, as well as ownership guidelines, we align the long-term interests of our Executive Group with those of our shareholders. We balance the use of performance shares earned only when certain corporate financial performance goals are met with the use of stock options, which derive their value from an improvement in our share price.

We also believe stock ownership fosters commitment to long-term shareholder value and aligns the interests of our Executive Group with those of our shareholders. While Corning’s Named Executive Officers have had significant holdings of Corning stock for many years, in 2007, the Committee formally approved executive stock ownership guidelines for Corning’s Named Executive Officers to ensure that such executives retain meaningful ownership of Corning stock. The ownership guidelines are as follows:

•	CEO = 5x annual base salary

•	Named Executive Officers other than the CEO = 3x annual base salary.

Each of the Named Executive Officers held Corning stock, or had deferred compensation accounts with values based on the value of Corning stock, that exceeded these ownership guidelines both when the Committee review was conducted in April as well as at year-end.

We have established a policy that no member of the Officer Group or director may sell or buy publicly traded options on Corning securities, nor trade in any Corning stock derivatives. Additionally, these individuals may not engage in transactions in which he or she may profit from short-term speculative swings in the value of Corning stock utilizing “short sales” or “put” and “call” options.

How Corning Uses Executive Compensation Surveys

The Committee references executive compensation surveys as it seeks to position CEO pay around the median of the market. However, in establishing the pay for the non-CEO Named Executive Officers, the Committee does not seek to establish or target the pay of these individuals to any specific survey or benchmark level. Instead, the Committee uses its judgment to establish the total pay of these individuals in comparison to the CEO. This is done for the following reasons:

•

CEO Target Direct Compensation Should Be Competitive with the External Market:  When it comes to CEO pay, we seek to be fair (to our CEO, our employees and our shareholders) and competitive. For Corning, a competitive CEO pay package means a targeted pay package that can be referenced to the external market and would fall solidly in the middle-range of those CEO surveys. The Committee seeks to ensure that the CEO is paid competitively by positioning the CEO’s target total direct compensation (base salary + target cash bonuses + target long-term incentives) around the median of the market. With more than 85% of the CEO’s total pay package consisting of variable compensation opportunities, actual corporate financial performance will determine how far above or below the median the CEO’s actual compensation will be in any given year.

•

Compensation Should Encourage a Team-based Approach to Management:  Given the experience and skills of the current non-CEO Named Executive Officers, the target total direct compensation (base salary + target cash bonuses + target long-term incentives) for the non-CEO Named Executive Officers is deliberately positioned closer to the CEO than at many other companies. The Committee believes this fosters the collaborative culture and decision-sharing approach of our senior management team. As a result, the target total direct compensation for the non-CEO Named Executive Officers is generally in the “Top Quartile” of the executive survey sources referenced by the Committee. However, the Committee believes this positioning is appropriate based upon the experience, skills, collaborative style of leadership and performance of these current Named Executive Officers. Actual corporate performance will determine how far above or below target each non-CEO Named Executive Officer’s actual compensation will be in any given year.

•

Internal Pay Equity is a More Important Consideration Than External Benchmarks:  Given our diversified businesses, the history of unique innovations behind our product offerings, and the global nature of our operations, we lack any pure peer companies against which the Committee is able to benchmark. As a result, external survey data cannot take the place of sound business judgment based on specific knowledge of Corning and its leaders. Part of Corning’s success is derived from its investments in several equity companies. For example, Corning’s share of the revenues from these equity companies (approximately $4 billion) is not consolidated into Corning’s net sales. However, Corning’s share of the equity earnings from these companies is included in Corning’s net income. Thus, net sales alone do not completely reflect the size and complexity of Corning when compared to other companies. We look at general compensation surveys and proxy data from companies in a variety of manufacturing and service industries that are similar in size or have similar financial characteristics to Corning (the “Comparator Companies” found below). However, the information gleaned from these surveys and proxy data is used only as a reference point in the Committee’s determination of establishing the targeted total pay of the Named Executive Officers. Such data is not used as a specific benchmark or to target a specific percentile of the market in establishing our non-CEO Named Executive Officer’s compensation.

Comparator Companies

AGILENT TECHNOLOGIES INC	COVIDIEN LTD.
AIR PRODUCTS & CHEMICALS INC /DE/	DANAHER CORP /DE/
AUTOMATIC DATA PROCESSING INC	DOVER CORP
AVON PRODUCTS INC	ECHOSTAR COMMUNICATIONS CORP
BAKER HUGHES INC	ECOLAB INC
BECTON DICKINSON & CO	EMBARQ CORP
BOSTON SCIENTIFIC CORP	FORTUNE BRANDS INC
CAMPBELL SOUP CO	GOODRICH CORP
COOPER INDUSTRIES LTD	H. J. HEINZ COMPANY
HANSON PLC	QUEST DIAGNOSTICS INC
ITT CORP	ROCKWELL AUTOMATION INC
JACOBS ENGINEERING GROUP INC /DE/	ROHM & HAAS CO
MATTEL INC /DE/	SHERWIN WILLIAMS CO
MONSANTO CO /NEW/	STRYKER CORP
PITNEY BOWES INC /DE/	THOMSON CORP /CAN/
PRAXAIR INC	WRIGLEY WM JR CO
PRECISION CASTPARTS CORP

	Revenues ($MMs)	Net Income ($MMs)		Total Assets ($MMs)	FY End Mkt Cap ($MMs)	Total Shareholder Return (1 Yr)	Total Shareholder Return (3 Yr)	Number of Employees
Median	$7,421.3		$698.0	$7,626.7	$14,291.5	18.18%	15.11%	28,600
Mean	$7,165.1		$636.9	$9,635.3	$14,896.0	20.99%	16.44%	29,074
25th Percentile	$5,730.0		$565.7	$5,374.8	$9,989.5	11.29%	7.88%	21,000

75th Percentile	$8,324.0		$823.0	$11,180.7	$19,151.7	27.96%	18.75%	34,600
90th Percentile	$9,022.2		$1,101.9	$14,556.2	$24,605.5	42.18%	32.05%	41,684
Minimum	$4,686.0	-$	3,577.0	$2,853.9	$4,409.6	-29.85%	-22.40%	15,800
Maximum	$9,818.5		$2,398.6	$31,096.0	$26,719.0	75.37%	67.96%	46,000

CORNING INC /NY	$5,174.0		$1,855.0	$13,065.0	$29,588.8	-4.83%	21.51%	24,500

Notes to Comparator Companies Table

The Company currently participates in and uses three general executive compensation surveys for its Executive Group positions:

•	Mercer 2007 S&P 500 Executive Survey;

•	2007 Towers Perrin Executive Survey;

•	2007 Radford Executive Survey.

In addition to the three general surveys, we also use proxy data obtained from service providers, such as Equilar, Inc., to review the actual compensation levels for the Named Executive Officers in a variety of manufacturing and service industries that are similar in size or have similar financial characteristics (looking at many factors such as revenues, net income, number of employees, market capitalization) to the Company (the “Comparison Companies” listed above).

In developing the general list of Comparison Companies for the 2007 Committee review, the Company identified approximately 40 publicly traded manufacturing and service companies that met the following general screening criteria:

•	revenues in the range of $4 billion to $10 billion and median revenues of approximately $7 billion;

•	more than 15,000 employees; and

•	market capitalization above $7 billion.

In arriving at the list of 33 companies we excluded all companies in industries markedly different from Corning such as banking, financial services, airlines, railroads and retail.

Role of the Compensation Committee

The role and responsibilities of the Committee are defined in the Committee Charter (refer to Appendix B attached to this proxy statement and summarized on page 11 of the proxy statement).

It is our practice that any and all compensation decisions affecting the Officer Group must be reviewed and approved by the Committee. In addition, each year the Committee engages an independent outside executive compensation consultant to conduct a review of items such as the following:

•	the Company’s executive compensation policies, practices and designs to determine if changes should be considered or made for these programs;

•	the mix of pay and targeted total compensation levels established for the Executive Group (with some reference to external benchmarks); and

•	developing market trends.

The Committee selected an executive compensation expert from Hewitt Associates as its independent consultant. This selection was made without the input or influence of management. The Company paid Hewitt Associates approximately $10,000 for the services of the independent consultant during 2007.

During 2007, Hewitt Associates, as a firm, provided other non-executive compensation and benefit services to the Company, but the Hewitt executive compensation expert does not provide any other services to the Company. In 2007, Corning paid Hewitt approximately $50,000 in fees for consulting work related to a local benefits study in China, $31,000 for a Benefits Index report that valued Corning’s U.S. benefit programs compared to other large companies in the Hewitt database and $100,000 for consulting advice in rolling out Corning’s Total Rewards website and communications to over 10,000 U.S. employees. Corning’s Compensation & Benefits group works with many global service providers and we do not believe that limited services provided by separate groups within Hewitt Associates on discreet non-recurring projects for the benefit of Corning’s general employee population affects the independent advice that the Committee receives from its consultant related to executive compensation.

Effective February 2008, the Company has implemented a practice that any new work started with Hewitt Associates must be approved by the Compensation Committee in advance.

Role of Executive Management in the Executive Compensation Process

Corning’s annual goals are set at the conclusion of the budget process each year. In June of each year, Corning’s senior management reviews all of the long-range plans of each business unit as well as a consolidation of those plans into the long-range plan for the Company. Preliminary goals for the next year’s plan are set based on management’s judgment after considering the risks and variability embedded in the underlying business unit plans, economic trends related to the businesses and the overall economy, anticipated plan performance versus our strategic financial performance goals and external expectations for our performance.

In November of each year, Corning’s senior management reviews the annual budget submitted for each business against the preliminary goals set in June and sets the overall budget for the Company for the following year. That budget is presented to the Board of Directors in December for its discussion and approval of the capital spending plan. In February, following the process below, the Committee receives management’s recommendations for the compensation plan performance metrics and sets the final targets for the year.

Corning’s Senior Vice President (“SVP”), Global Compensation and Benefits, working closely with other members of Corning’s Human Resources, Legal and Finance departments, is responsible for designing and implementing executive compensation.

The SVP, Global Compensation and Benefits discusses with the Committee significant proposals or topics impacting executive compensation at the Company. Our Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer may make suggestions to the SVP, Global Compensation and Benefits regarding agenda topics for Committee meetings. However, the Named Executive Officers do not recommend or suggest individual compensation actions that benefit them personally. The Committee also engages an independent compensation consultant to review and assess the recommended compensation plans, targeted total compensation and range of possible compensation opportunities based on actual performance for each of the Named Executive Officers. This consultant is present at the Committee’s December meeting (at which total target compensation for all executives are reviewed and approved) and provides feedback and advice to the Committee before the compensation proposals for the Named Executive Officers are reviewed and approved.

Using the Company’s strategic compensation principles, and based on direction from the Committee (and the CEO, regarding compensation for the other Named Executive Officers), the SVP, Global Compensation & Benefits formulates each element of the targeted total compensation recommendations for all of the Named Executive Officers. The SVP, Global Compensation & Benefits reviews the recommendations for each of the non-CEO Named Executive Officers with the CEO. The CEO may propose any adjustments he thinks appropriate prior to submission to the Committee. The recommendation for the CEO’s compensation is not discussed or reviewed with the CEO prior to the Committee’s review. No Named Executive Officers are present when the SVP, Global Compensation & Benefits reviews the CEO compensation recommendation with the Committee. The Committee solicits input from Hewitt’s executive compensation expert and may make adjustments to the recommendation for any Named Executive Officer before giving its approval.

Committee members review and have the ability to adjust the proposals, as they deem appropriate in their sole discretion, before approving and presenting final recommendations to the Board of Directors for review and, as necessary, approval. For example, any changes to the targeted total compensation affecting the Executive Group or any significant changes in plan design or features are reviewed before the Committee meeting with one or more members of the Committee. After adjusting for any comments from Committee members, the proposed compensation actions are reviewed, discussed and approved by the Committee before being reported to the Board of Directors.

The CEO and Chief Administrative Officer are invited to attend Committee meetings, although they leave the room during discussions and deliberations of individual compensation actions affecting them personally. The Chief Financial Officer has only attended Special Committee meetings to review the CD&A. Effective with the October 2006 Committee meeting, he is provided with a copy of the Committee meeting materials that are mailed in advance to all Committee members as well as a copy of the minutes prepared after the meeting. This change became part of the Company’s process relating to CEO/CFO certification due to the SEC’s requirement that the CD&A be a filed document each year.

2.  What are the elements of compensation?

3.  Why does the Company choose to pay each element? and

4. How	does each element of compensation fit into the Company’s overall compensation objectives and affect the other elements?

Different elements of the total pay package serve different objectives. A competitive base salary and benefits package is critical to attract and retain employees by providing them with a stable source of income and security over time. Annual cash bonuses that are variable and based on performance, are designed to motivate and reward the Named Executive Officers (as well as other eligible employees) for making a positive impact in improving the Company’s Adjusted NPAT. Long-term incentives, which also are variable, are linked directly to improvements in the Company’s overall financial performance. By issuing equity as compensation (performance shares and stock options), the interests of our Named Executive Officers and other employees are aligned with those of all of our shareholders.

In developing annual cash bonus plans and grants of equity compensation, the Committee looks to at least deliver a market-competitive pay package each year, assuming the Company achieves its financial objectives. Historically, we have had both poor performance years with no bonus payments and underwater stock options that never realized any value, as well as strong performance years with above target bonus payouts and opportunities for wealth accumulation through equity incentives. Given the volatility inherent in Corning’s business model of growing through innovation, the Committee does not believe it is appropriate to take into account an executive’s existing stock holdings or past compensation in establishing competitive pay levels for the coming year.

For the Named Executive Officers, approximately 80% of the annual targeted total direct compensation package is variable pay (both annual cash bonus and long-term incentives) that is based on financial performance and shareholder returns. The specific elements of the total compensation package for the Named Executive Officers are described below.

Executive Compensation Program Design—Mix of Pay

The elements of our executive compensation program are:

•	Base salary;

•	Annual cash bonuses (the two cash bonus plans are referred to as the “Performance Incentive Plan” and “GoalSharing”);

•	The “Corporate Performance Plan” which consists of performance shares linked to corporate financial performance and stock options;

•	Limited (not annual) grants of time-based restricted stock to meet specific needs; and

•	Employee benefits and perquisites.

Each element of the executive compensation program is important.

Direct Compensation

Base Salary:  We pay a competitive base salary because the Committee does not believe that an executive’s entire compensation package should be at risk. We adjusted the base salaries of the Named Executive Officers effective January 1, 2007. As there were no significant changes in roles for the Named Executive Officers in 2007, each Named Executive Officer received an increase of approximately 4%, which was also equal to Corning’s general salary increase for U.S. salaried employees in 2007.

Performance Incentive Plan (PIP):  The Performance Incentive Plan is used to ensure that the Company’s Named Executive Officers and other eligible employees have the opportunity to receive variable cash awards based on the Company’s actual performance. Bonuses will be higher than target when the Company does well compared to the targets established for the plan and bonuses will not be paid when the Company and/or individual fail to achieve the minimum targets established for the plan. For the Named Executive Officers, receipt of any cash bonus under the PIP is based solely on corporate financial performance. Each year, the Committee reviews and approves an annual cash bonus target for each member of the Executive Group (as a percentage of the executive’s base salary) under the Company’s Performance Incentive Plan. The annual bonus targets for the Named Executive Officers range from 75% to 100% of the Named Executive Officer’s base salary (refer to Footnote (5) to the Summary Compensation Table). These bonus targets were not adjusted or changed in 2007. The Named Executive Officers may earn from 0% to 200% of their individual bonus target depending on actual corporate financial performance. For additional discussion of corporate financial performance, please see “Performance Metrics” below. Amounts earned under this plan are combined with the GoalSharing (described below) bonus and reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

The individual Named Executive Officer’s cash bonus targets are determined by looking at (1) external equity by referring to the total cash opportunities in various external executive compensation surveys for the CEO and (2) internal equity within the Company for the non-CEO NEOs based on a subjective determination that considers factors such as the position, scope of responsibility, experience, skills and sustained results an executive delivers over time.

Performance Metrics

Under the Performance Incentive Plan in 2007, the financial metric on which the annual cash bonuses for the Named Executive Officers was based was Adjusted NPAT. The adjustments made to reported earnings in order to determine Adjusted NPAT for 2007 were approved by the Committee in advance and were similar to the adjustments in recent years. These adjustments are made in order to eliminate the potential windfall or penalty for non-recurring (and often non-cash) charges and gains. This allows the employees and executives of the Company to focus on improving operational performance while taking appropriate special actions whenever necessary to benefit the Company and its shareholders.

For example, based upon the Committee’s review and approval at the beginning of the year, the following special items were excluded from the Adjusted NPAT calculation for 2007:

•	One-time gains or charges from execution of financing activities (e.g., issuances or retirement of debt or equity);

•	Impact of the Pittsburgh Corning proposed settlement;

•	Impact from discontinued operations;

•	Restructuring and impairment charges and credits;

•	Bankruptcy-related gains or charges at Dow Corning;

•	Impact of required accounting changes that caused a variance from budget;

•	Impact of the provision or reversal of valuation allowances against deferred tax assets; and

•	Impact of fluctuations in foreign exchange rates for the Japanese Yen outside the budgeted range of 115 to 121 Yen per dollar.

The range of 2007 Performance Incentive Plan goals were established with the following considerations:

•

Minimum goal (0%) established by applying judgment based on both the 2006 actual results and the 2007 budget. The minimum goal for 2007 exceeded the actual Adjusted NPAT of $1,753 million achieved in 2006. If Adjusted NPAT did not exceed this goal in 2007, the Named Executive Officers would receive nothing (0%) under the Performance Incentive Plan.

•

Target goal (100%) established at 2007 budget for Adjusted NPAT. The adjusted budget number for 2007 was established as an 8.2% (or $145 million) improvement over the minimum goal. If Adjusted NPAT met this goal for 2007, the Named Executive Officers would receive 100% of their target award under the Performance Incentive Plan.

•

Maximum goal (200% of target) established at a further 8.4% (or $160 million) improvement to the target goal for 2007. If Adjusted NPAT met or exceeded this goal for 2007, the Named Executive Officers would receive 200% of their target award under the Performance Incentive Plan.

The actual scale of Adjusted NPAT used in 2007 was as follows:

	Adjusted NPAT (in millions)	Performance Incentive Plan Payout
	$2,068	200%
	$1,964	150%
	$1,919	110%
TARGET	$1,908	100%
	$1,893	90%
	$1,835	50%
	$1,763	0%

Actual Adjusted NPAT for 2007 of $2,260 million exceeded the 200% maximum level established under the Plan.

•

GoalSharing Plan:  Almost all of our global hourly and salaried employees are eligible to participate in an annual GoalSharing Plan. This variable pay plan generally provides eligible employees an opportunity to earn from 0% to 10% of their annual base salary, based on the actual achievement of specified business performance objectives established annually for these plans. This common program design provides an incentive for driving continuous improvement across all of our businesses and functions by motivating all employees to achieve the business objectives that support the Annual Operating Priorities and reinforces our team-based culture.

Our Named Executive Officers are also eligible for awards of 0% to 10% of base salary under the GoalSharing Plan. The Named Executive Officers receive cash bonuses equal to the weighted average percentage of all payouts (the maximum payout being 10%) earned by employees under the GoalSharing plans times the Named Executive Officer’s base salary. The corporate average payout for 2007 was 7.02%. Amounts earned under this plan are reported along with the Performance Incentive Plan bonus in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

•

Corporate Performance Plan:  We award long-term equity incentives annually to the Executive Group under our Corporate Performance Plan at the December Committee meeting. These awards represent the largest component of the total pay package for the Named Executive Officers. We use a mix of performance shares, linked solely to corporate financial performance (refer to “Performance Metrics” in question 5 of this CD&A), and stock options to reward and encourage long-term performance.

Under the Corporate Performance plan in 2007, approximately 50% of the total targeted value of long-term incentives was awarded through performance shares. The targeted long-term incentive value for the CEO is determined by applying Committee judgment after referring to the median target total direct compensation (base salary + target bonuses + target long-term incentives) of the various executive compensation surveys we look at and subtracting our CEO’s base salary and target bonuses from that total. Targeted long-term incentive values for the non-CEO Named Executive Officers are then established by using judgment to establish the desired internal pay equity in comparison to the CEO, subject to the Company achieving the required targeted financial performance. The remaining 50% of the targeted value was awarded by the grant of stock options. We believe that the balance of performance shares and stock options support the goals of improving financial performance (e.g., earnings and cashflow), as well as achieving long-term improvements in shareholder value. The targeted value of performance shares is converted to share awards at the fair market value of stock on the date of grant. Each executive may ultimately earn more or less than the initial target value depending on (1) the actual corporate financial performance and (2) the change in stock price between the date of grant and (a) the date the performance share award vests or (b) the stock option vests and the executive exercises the stock option.

Awards of performance shares may range from 0% to 150% of the target award provided to each executive based on the Company’s actual annual results compared to the predetermined annual financial goals set by the Committee. Given the high level of uncertainty associated with growing through innovation and the volatility of the markets we operate in, we have difficulty in setting multiple year goals in advance. As a result, we use a one-year performance period for calculating the number of performance shares that can be earned under the Corporate Performance Plan. After the one-year performance period, shares earned are subject to a two-year vesting period and are subject to stock price fluctuations during that time. This two-year vesting period assists the Company in retaining its critical talent, since the performance shares are subject to forfeiture provisions during the vesting period (except for termination of employment resulting from death, disability or retirement or other exigent circumstances as determined by the Committee).

We believe that equity incentives are preferable to cash in a long-term plan design for several reasons:

•	Equity incentives are a common form of pay in publicly traded companies—we use these incentives to enable us to remain competitive in attracting and retaining executives to the Company;

•

The ultimate value of performance shares and stock options is impacted by share price gains or losses, thus linking our executive’s returns to the returns experienced by all of our shareholders during these performance and vesting periods;

•	Once vested, stock options provide flexibility for the executive in deciding when to exercise the option and recognize taxable income; and

•	Equity incentives provide an opportunity for executives to increase share ownership in the Company.

•

Employee Benefits:  Our Named Executive Officers are eligible for the same employee benefit plans in which all other eligible U.S. salaried employees participate. These plans include medical, dental, life insurance, disability and qualified defined benefit and defined contribution retirement plans. We also maintain nonqualified defined benefit and defined contribution retirement plans with the same general plan features and benefits as our qualified retirement plans for all U.S. salaried employees affected by tax law compensation, contribution and/or deduction limits. Corning does not fund these nonqualified plans, so these accounts are held as unsecured liabilities of the Company.

•

Perquisites and Other Benefits:  In addition to the standard benefits available to all eligible U.S. salaried employees, the Named Executive Officers are eligible for the following additional perquisites and other benefits:

•

Executive Supplemental Pension Plan (“ESPP”)—We maintain a nonqualified executive supplemental pension plan for approximately 30 active members of the Officer Group including all of the Named Executive Officers. The Committee does not engage in a wealth creation analysis, and long-term incentives do not impact these retirement benefits. For additional details of the benefits and plan features of the ESPP, please refer to the section entitled “Retirement Plans” in this proxy statement.

We maintain an ESPP for the following reasons:

•

To reward and retain the long-service individuals that are so critical to understanding and executing Corning’s growing through innovation strategy. Most participants under the plan retire from Corning with more than 20 to 30 years of service, and the Company believes that long service with the Company is a vital ingredient that has contributed and will continue to contribute to Corning’s long-term success.

•

To provide a reliable and competitive retirement benefit that is independent of other forms of compensation. Given the inherent volatility of performance-based awards and equity incentives, the Company believes that providing a reliable, competitive form of retirement income (independent of other elements of compensation) to participants under this plan is consistent with its focus of balancing short and long-term interests while growing through innovation.

While we seek to maintain well-funded qualified retirement plans, we do not have a practice of funding our nonqualified benefit plans.

•

Executive Allowance Program—In 2007, we provided the Named Executive Officers with an annual executive allowance that could be used only for limited personal aircraft rights on corporate aircraft, and home security. Professional services, such as tax preparation services, estate planning and financial counselling, are not eligible for payment or reimbursement under this plan. The Named Executive Officer is responsible for all taxes on any imputed income resulting from this program.

We closely monitor total business and personal usage on our planes and seek to keep all personal usage at a low percentage of total usage. The Committee believes that a well-managed program of limited personal aircraft rights, particularly given the limited commercial flight options available in the Corning, New York area, provides an extremely important benefit at a reasonable cost to the Company. The Committee believes this helps Corning attract and retain its senior executive talent while also enabling our Named Executive Officers to continue to conveniently and safely conduct and discuss business operations even while travelling for personal reasons. For additional details, refer to the footnote relating to “All Other Compensation” included with the Summary Compensation Table.

•

Executive Severance Agreement—We have entered into severance agreements with each Named Executive Officer. The severance agreements provide clarity for both the Company and the executive if the executive is fired. By having an agreement in place, we intend to avoid the uncertainty, negotiations and potential litigation that may otherwise occur at the time of termination. The agreements are competitive with market practices at many other large companies and are helpful in retaining senior executives. Additional details can be found under “Arrangements with Named Executive Officers”.

•

Executive Change in Control Agreement—Corning has over a 150-year history as an independent company. Given the uniqueness of Corning, including the importance of understanding our technology and processes, the Committee believes that it is in the best interests of shareholders, employees and the communities in which the Company operates to ensure an orderly process if a change-in-control of the Company were to occur. The Committee believes that it is important to prevent the loss of key management personnel (who would be difficult to replace) that may occur in connection with a potential or actual change-in-control of the Company. We have thus provided each Named Executive Officer with change-in-control agreements (separate from the severance agreements described above). The change-in-control agreements have a double trigger severance provision (i.e. the executive’s employment must be terminated following a change-in-control) and a golden parachute excise tax gross-up provision. Additional details about the specific agreements can be found under “Arrangements with Named Executive Officers”.

These severance and change in control agreements are intended to provide stability to the Company and the Named Executive Officers at critical times. The Company considers these agreements necessary to attract and retain senior executives, and the terms of these agreements are not a part of the annual compensation determination for our Named Executive Officers. Effective for all executive severance agreements and change-in-control agreements entered into after July 21, 2004, the Committee and the Board of Directors approved a policy to limit benefits that may be provided to an executive under any new agreement to 2.99 times the executive’s annual compensation of base salary plus target bonus (the “Overall Limit”). All of the Named Executive Officers executed severance and change-in-control agreements prior to July 21, 2004 and, are not affected by the Overall Limit.

•

Time-Based Restricted Stock:  We grant time-based restricted stock (shares of restricted stock not linked to performance) occasionally for purposes of recognition or for special retention situations. The Named Executive Officers did not receive any time-based restricted stock grants in 2006 or 2007.

5.  What is the compensation program designed to reward?

As described above, to attract and retain our highly skilled executives, we pay a competitive base salary. Over the long-term, we seek to sustain and improve the Company’s financial performance (e.g., profitability and cashflow). However, growing through innovation is not always predictable—there may be individual years where our growth rate is expected to slow down, flatten or even fall. Our performance-based variable compensation programs reward financial performance compared to the budget established for the year. Setting goals in any one year requires management and Committee judgment. These goals (and the adjustments from reported earnings) are approved by the Committee and communicated to plan participants in February of each year.

Performance Metrics

•	Performance Incentive Plan: Refer to “Performance Incentive Plan (PIP)—Performance Metrics” on page 26.

•

Performance Share Awards:  For 2007, performance share awards under the Corporate Performance Plan were based upon two equally weighted goals: (1) Adjusted EPS and (2) Adjusted Operating Cashflow. Adjusted EPS is earnings per share excluding the special items discussed above for Adjusted NPAT. Although many adjustments tend to be non-cash items, Adjusted Operating Cashflow would exclude special items that impacted operating cashflow. The minimum, target, and maximum levels for Adjusted EPS and Adjusted Operating Cashflow for the 2007 Corporate performance Plan were as follows:

	Adjusted EPS	Performance Shares Payout	Adjusted Operating Cashflow (in millions)
	$1.290	150%	$1,931
TARGET	$1.190	100%	$1,824
	$1.100	0%	$1,728

In 2005, Operating Cashflow was added as a second performance metric, at the request of the Committee. The Committee felt that it was important to the long-term success of the Company to focus attention on generating cash, in addition to improving Adjusted EPS. Both the Company and the Committee believe that these metrics are appropriate for motivating and rewarding behavior that leads to improvement in operating performance and focuses on the Company’s total results.

Actual results for 2007, at $1.41 of Adjusted EPS and $2,082 million of Adjusted Operating Cashflow, exceeded the 150% level for both Adjusted EPS and Adjusted Operating Cashflow under the Plan.

Recapping 2007 Actual Performance:  Based on actual 2007 performance, the annual cash bonus under the 2007 Performance Incentive Plan (with a 0% to 200% opportunity) paid out at the maximum 200% of each Named Executive Officer’s target opportunity, the 2007 GoalSharing Plan (with a 0% to 10% opportunity) paid out at 7.02% of each Named Executive Officer’s base salary (or 140% of the 5% target), and the number of performance shares earned under the 2007 Corporate Performance Plan (with a 0% to 150% opportunity) were based on the maximum 150% of each Named Executive Officer’s target opportunity. As a result, due to our strong corporate financial performance, the actual compensation for each Named Executive Officer in 2007 exceeded his target opportunity established at the beginning of the year. This result is consistent with the intent and design of these programs with actual pay linked directly to improved financial results.

6.  How does the Company determine the amount (and when applicable, the formula) for each element?

As described above, our SVP, Global Compensation and Benefits, and the Committee refer to executive compensation surveys and proxy data to reference the external market for pay practices and pay levels. Our Named Executive Officers’ total direct compensation targets are established by: (1) referring to the broader external market for the median executive compensation for the CEO; and, more importantly, (2) the Committee’s subjective determination of the desired internal ranking of the Named Executive Officer’s position and his level of responsibilities. We seek to position the CEO’s targeted total compensation around the median of the market for CEO compensation. To encourage our collaborative, team-based management approach, and based on their experience and performance, we seek to position these particular non-CEO Named Executive Officers’ targeted total compensation closer to the CEO’s compensation than do many other companies. As a result, the Committee finds that the targeted pay for the non-CEO Named Executive Officers is typically positioned in the top quartile when compared to the external market. Given Corning’s objectives and the experience of each individual, the Committee believes this positioning is appropriate for these particular non-CEO Named Executive Officers.

Given our use of performance-based compensation (annual cash bonuses and performance shares), actual pay positioning in any year may be above or below this initial targeted position depending on actual performance compared to the established objectives. The value derived from vested stock options depends on the increase in Corning’s stock price, if any, from the date of grant to the date of exercise by the executive.

While the Summary Compensation Table has been prepared in accordance with the SEC’s rules, the Committee and the Company do not plan and make equity compensation awards on the basis of the accounting treatment of such awards. Under the SEC rules, the required disclosure of awards with the same terms for Corning’s Named Executive Officers may differ depending on the age of the individual and the date such grants were made.

For example, Messrs. Flaws and Miller are both over age 55, so the accounting treatment of their equity awards differs from the accounting treatment of the awards for Messrs. Gregg, Volanakis and Weeks, all of whom are under the age of 55. In addition, in planning the total compensation for executives in 2007, the Committee followed its historical practice of awarding stock options in December 2006, January 2007 and February 2007, so that actual awards fall in two different calendar years.

As a result, we believe that it is difficult for the reader to see what the Committee looked at in determining the total target compensation for each Named Executive Officer. The purpose of the foregoing discussion and disclosure is to make it clear that the Committee made equity incentive awards to the Named Executive Officers based on the estimated fair values of the awards and not on the accounting treatment of those awards.

Based on this strategy, in establishing pay for the 2007 performance year, the Committee approved the targeted total pay for each of the Named Executive Officers as follows:

Named Executive Officer	Base Salary	Cash Bonus Opportunity (at Target)	Target Value of Performance Shares	Target Fair Value of Stock Options	Total Direct Comp (at Target)
Wendell P. Weeks	$990,000	$1,039,500	$2,675,000	$2,675,000	$7,379,500
Peter F. Volanakis	811,000	729,900	1,875,000	1,875,000	5,290,900
James B. Flaws	789,000	670,650	1,300,000	1,300,000	4,059,650
Joseph A. Miller, Jr.	586,000	468,800	1,075,000	1,075,000	3,204,800
Kirk P. Gregg	556,000	444,800	950,000	950,000	2,900,800

The total direct compensation figures above are the most significant compensation elements that the Committee looked at as it sought to position (and order) the compensation for each Named Executive Officer in 2007.

As described further in “Performance Metrics”, actual performance in 2007 resulted in the maximum 200% of target cash bonuses being earned under the 2007 Performance Incentive Plan and the maximum 150% of target performance share awards being earned under the 2007 Corporate Performance Plan. Performance shares earned for 2007 performance remain restricted until they vest on February 1, 2010. The actual value derived by the executive from these shares will depend on the stock price in effect on that vesting date and could be more or less than the values indicated in the table below.

While the estimated binomial values of stock options are indicated in these tables, the actual value that an executive may derive in the future from the exercise of these stock options, if any, cannot be estimated and could be more or less than the indicated binomial values.

Actual compensation based on this maximum performance (and assuming a constant stock price value for the performance shares) was as follows:

Named Executive Officer	Base Salary	Actual Cash Bonus (earned For 2007 but paid in 2008)	150% of Target Value of Performance Shares	Target Fair Value of Stock Options	Total Direct Comp (Actual)
Wendell P. Weeks	$990,000	$2,049,498	$4,012,500	$2,675,000	$9,726,998
Peter F. Volanakis	811,000	1,435,632	2,812,500	1,875,000	6,934,132
James B. Flaws	789,000	1,317,788	1,950,000	1,300,000	5,356,788
Joseph A. Miller, Jr.	586,000	920,137	1,612,500	1,075,000	4,193,637
Kirk P. Gregg	556,000	873,031	1,425,000	950,000	3,804,031

7.	Are there any anticipated changes in compensation practices that the Company intends to implement?

The current compensation objectives, plan designs and features have been in place for several years. Our programs and objectives are frequently reviewed and assessed and changes are made as necessary or required to meet changing Company objectives or satisfy changing legal and/or regulatory requirements. Currently, we do not anticipate making significant changes to our total executive compensation program in 2008.

8.  What are the Company’s stock option grant practices?

At regularly scheduled meetings, the Committee approves any and all stock options awarded to the Officer Group and most of the stock options awarded to employees generally. In 2007, approximately 4.5% of the total stock options awarded to employees were “reload” options that are granted in accordance with the provisions of stock options awarded prior to February 28, 2003. The reload feature is no longer included in option grants made on or after February 28, 2003. Please refer to footnote 1 associated with the “Option Exercise and Shares Vested” table.

The Committee has delegated limited authority to Corning’s Executive Vice President and Chief Administrative Officer to make the following limited grants of stock options and/or restricted stock:

•

Stock option grants to new-hire non-executive employees, awarded on the first business day of the month following the employee’s date of hire at the closing price in effect on that grant date. There were 34,500 stock options awarded to new hire employees under this process in 2007.

•	Stock option and/or restricted stock grants for purposes of special recognition, retention, or other reasons throughout the year. These grants require two authorized signatures and are awarded on the date the SVP, Global Compensation and Benefits and the Executive Vice President and Chief Administrative Officer sign the approval of the award (or at a fixed date in the future as specified at the time of approval). For calendar year 2007, this delegated authority was limited to 500,000 total stock options (with an individual limit of 25,000 stock options) and 100,000 total shares of restricted stock (with an individual limit of 20,000 shares).

•

The Committee must review all such grants authorized under this process at each regularly scheduled Committee meeting. The Executive Vice President and Chief Administrative Officer cannot make any grants to any member of the Officer Group. Actual grants approved under this limited delegated authority totalled 32,800 stock options and 41,000 restricted shares in 2007 (or 0.7% of all such grants awarded by the Company in 2007).

Due to reduced usage of this delegated authority in recent years, effective February 2008, the Committee reauthorized the delegated authority at the following reduced levels: total annual grants are limited to 250,000 total stock options (with an individual limit of 20,000 stock options) and 100,000 total shares of restricted stock (with an individual limit of 10,000 shares).

At its December meeting, the Committee approves annual awards of stock options to the Executive Group under the Corporate Performance Plan. The timing of these awards coincides with the communication of other compensation actions for these executives. For example, base salary increases awarded under the annual salary review for the Executive Group are generally effective in January of each year. The Committee determines and approves the Corporate Performance Plan awards to the Executive Group at its December meeting. The awards have staggered grant dates: 50% of the total option grant awarded at the December Committee meeting, 25% of the total option grant awarded on the first day the New York Stock Exchange is open in January and 25% of the total option grant awarded on the first day the New York Stock Exchange is open in February.

For the past six years, the Committee has staggered the grants of stock options to the Executive Group to avoid basing awards on a single grant date. This is particularly important for grants to these executives given the larger size of such grants compared to non-executive employees. The Committee believes that this practice is fair and equitable to both the Company and the Executive Group given the historical volatility of Corning’s stock price. Over the past five years, the grant date prices in January and February have been both higher and lower than the December grant date price.

Generally, the Committee approves and awards the annual stock option grants to non-executives at its April meeting. While most stock options are approved at the December and April Committee meetings, other stock option grants for purposes of recognition, retention or other special reasons may occur at any scheduled Committee meeting during the year.

We use the New York Stock Exchange closing price of Corning stock on the date of grant as the grant price of the stock options.

Additional Information

“Clawback” Policy

During 2007, the Board adopted a policy that gives the Compensation Committee the sole and absolute discretion to make retroactive adjustments to any cash or equity based incentive compensation paid to certain Executive Officers and other key employees where such payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement. Based on its review and judgment, the Committee may seek to recover any amount that it determines was received inappropriately by these individuals.

Compensation Deductibility

As a matter of practice, the Committee intends to set performance-based goals annually under the Company’s various variable compensation plans and to deduct compensation paid under these plans and gains realized from stock options to the extent consistent with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. However, the Committee may conclude that paying non-deductible compensation (such as some time-based restricted stock) is consistent with our shareholder’s best interests for certain events. Corning’s current performance-based incentive plans (including the annual cash bonuses paid under the Performance Incentive Plan and stock options and performance shares awarded under the Corporate Performance Plan) are operated in compliance with Section 162(m) to ensure that compensation paid under those programs is deductible.

Accounting Treatment

In designing our total compensation and benefit programs, we review the accounting implications of our decisions. We seek to deliver cost-effective compensation and benefit programs that meet both the needs of the Company and our employees.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2007.

The Compensation Committee:

James J. O’Connor, Chairman

John Seely Brown

Gordon Gund

William D. Smithburg

Executive Compensation

The following tables and charts show, for 2007, the compensation paid by Corning to the Named Executive Officers. Based on the fair value of equity awards granted to Named Executive Officers in 2007 and the base salary of the Named Executive Officers, “Salary” accounted for approximately 13% to 20% of the total direct target compensation of the Named Executive Officers while incentive compensation accounted for approximately 80% to 87% of the total direct target compensation of the Named Executive Officers.

Summary Compensation Table

(a)	(b)	(c)(1)	(d)	(e)(2)	(f)(3)		(g)(5)	(h)(6)	(i)(7)	(j)

Name and Principal Position	Year ($)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)
Wendell P. Weeks Chairman And Chief Executive Officer	2007 2006	$990,000 952,000	$—	$3,492,214 2,618,216	$2,370,369 2,543,438		$2,049,498 1,972,068	$2,476,663 3,024,680	$209,122 178,492	$11,587,866 11,288,894

James B. Flaws Vice Chairman And Chief Financial Officer	2007 2006	789,000 759,000	—	3,427,611 1,795,338	1,761,414 2,075,474	(4)	1,317,788 1,268,669	2,446,777 2,148,228	187,551 218,448	9,930,141 8,265,157

Kirk P. Gregg Executive Vice President And Chief Administrative Officer	2007 2006	556,000 535,000	—	1,410,623 1,189,361	1,328,437 1,367,808		873,031 840,753	1,023,438 1,475,708	107,333 139,122	5,298,862 5,547,752

Joseph A. Miller, Jr. Executive Vice President And Chief Technology Officer	2007 2006	586,000 563,000	—	2,542,187 1,244,606	1,188,788 1,577,505	(4)	920,137 884,755	439,193 599,474	87,170 111,337	5,763,475 4,980,677

Peter F. Volanakis President And Chief Operating Officer	2007 2006	811,000 780,000	—	2,409,689 1,795,274	1,682,327 1,827,295		1,435,632 1,381,770	2,127,658 3,671,800	189,902 186,175	8,656,208 9,642,314

(1)	Each of the Named Executive Officers received a regularly scheduled salary increase of approximately 4% effective January 1, 2007.
(2)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards of restricted stock and performance shares granted pursuant to the Corning Corporate Performance Plan and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 15, 2008. This same method was used for the fiscal year ended December 31, 2006. There can be no assurance that the FAS 123(R) amounts will ever be realized.
(3)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of stock option awards and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 15, 2008. This same method was used for the fiscal year ended December 31, 2006. There can be no assurance that the FAS 123(R) amounts will ever be realized.
(4)	Because Messrs. Flaws and Miller are eligible for retirement based on their age and years of service with the Company and their options will automatically be non-forfeitable upon retirement, the Company expenses the full value of their options upon grant for purposes of FAS 123(R).
(5)	All of the annual cash bonuses paid to the Named Executive Officers are performance-based. Cash bonuses are paid annually through two plans: (i) GoalSharing; and (ii) the Performance Incentive Plan. Awards earned under the 2007 GoalSharing plan were 7.02% of each Named Executive Officer’s year-end base salary and were paid in February 2008. Awards earned under the 2007 Performance Incentive Plan were based on actual corporate performance compared to the Adjusted NPAT goals established for the plans in February 2007. Based on actual performance, each of the Named Executive Officers earned Performance Incentive Plan awards equal to 200% of their annual target bonus opportunities (established as a percentage of annual base salary). Cash awards earned under the Performance Incentive Plan for 2007 will be paid in March 2008. The following table indicates awards earned under the Goalsharing Plan and the Performance Incentive Plan:

Name	Base Salary	2007 PIP Target %	Actual 2007 PIP Performance Results %	2007 PIP $ Award	2007 GoalSharing Performance	2007 GoalSharing $ Award
Wendell P. Weeks	$990,000	100%	200%	$1,980,000	7.02%	$69,498
James B. Flaws	789,000	80%	200%	1,262,400	7.02%	55,388
Kirk P. Gregg	556,000	75%	200%	834,000	7.02%	39,031
Joseph A. Miller, Jr.	586,000	75%	200%	879,000	7.02%	41,137
Peter F. Volanakis	811,000	85%	200%	1,378,700	7.02%	56,932
(6)	The amounts in column (h) reflect the actuarial increase in the present value of the Named Executive Officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Column (h) also includes amounts which the Named Executive Officer may not currently be entitled to receive because such amounts are not vested.

Although, column (h) is also used to report the amount of above market earnings on compensation that is deferred under the nonqualified deferred compensation plans. Corning does not have any above market earnings under its nonqualified deferred compensation plan, also referred to as the Supplemental Investment Plan.

(7)	The following table shows “All Other Compensation” including amounts provided to the Named Executive Officers under the 2007 Executive Allowance Program. On January 1, 2007, tax preparation, financial counseling and other professional services were no longer paid to the Named Executive Officers under the Executive Allowance Program. Personal aircraft rights and home security are the only eligible services offered to the Named Executive Officers under the 2007 Executive Allowance Program. The value of the personal aircraft rights in the table below was calculated using the incremental cost of providing such perquisites and is calculated based on the average variable operating costs to the Company. Hourly rates are developed using variable operating costs that include fuel costs, mileage, maintenance, crew travel expenses, catering and other miscellaneous variable costs. The fixed costs that do not change based on usage, such as pilot salaries, hanger expense and general taxes and insurance are excluded.

Name	Company Match on Qualified 401(k) Plan	Company Match on Supplemental Investment Plan	Value of Personal Aircraft Rights	Other Perquisites (i)	TOTALS
Wendell P. Weeks	$5,089	$139,855	$54,171	$10,007	$209,122
James B. Flaws	12,659	113,465	54,478	6,949	187,551
Kirk P. Gregg	6,889	48,553	47,442	4,449	107,333
Joseph A. Miller, Jr.	8,200	18,030	49,344	11,596	87,170
Peter F. Volanakis	11,508	122,932	46,013	9,449	189,902

(i)	The amounts include:
•	cost attributable to home security;
•	cost attributable to executive physicals;
•	cost attributable to service awards; and
•	contributions to charities made under the Corning Foundation Matching Gift Program.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)(1)	(e)(1)	(f)(1)	(g)(2)	(h)(2)	(i)(2)	(j)	(k)	(l)	(m)	(n)
Name	Grant Date	Date of Committee Action	Threshold ($)	Target ($)	Maxi- mum ($)	Threshold (#)	Target (#)	Maxi- mum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Option Awards

Wendell P. Weeks	n/a		$0	$990,000	$1,980,000
	n/a		0	49,500	99,000
	01/02/07	12/06/06								68,250	$18.85	$18.85	$548,730
	02/01/07	12/06/06								68,250	20.86	20.86	660,660
	12/05/07	12/05/07								153,500	24.92	24.92	1,613,285
	12/05/07	12/05/07				0	129,000	193,500					3,214,680

James B. Flaws	n/a		0	631,200	1,262,400
	n/a		0	39,450	78,900
	01/02/07	12/06/06								33,000	18.85	18.85	265,320
	02/01/07	12/06/06								33,000	20.86	20.86	319,440
	02/13/07	n/a(3)								18,932	21.92	21.92	145,587
	04/30/07	n/a(3)								23,237	23.72	23.72	178,452
	12/05/07	12/05/07								72,000	24.92	24.92	756,720
	12/05/07	12/05/07				0	60,000	90,000					1,495,200

Kirk P. Gregg	n/a		0	417,000	834,000
	n/a		0	27,800	55,600
	01/02/07	12/06/06								24,000	18.85	18.85	192,960
	02/01/07	12/06/06								24,000	20.86	20.86	232,320
	02/12/07	n/a (3)								19,212	21.60	21.60	145,819
	08/03/07	n/a(3)								10,284	23.54	23.54	81,141
	08/03/07	n/a(3)								13,152	23.54	23.54	103,769
	10/29/07	n/a(3)								28,467	23.79	23.79	215,495
	12/05/07	12/05/07								51,000	24.92	24.92	536,010
	12/05/07	12/05/07				0	43,000	64,500					1,071,560

Joseph A. Miller, Jr.	n/a		0	439,500	879,000
	n/a		0	29,300	58,600
	01/02/07	12/06/06								27,750	18.85	18.85	233,110
	02/01/07	12/06/06								27,750	20.86	20.86	268,620
	12/05/07	12/05/07								59,500	24.92	24.92	625,345
	12/05/07	12/05/07				0	49,000	73,500					1,221,080

Peter F. Volanakis	n/a		0	689,350	1,378,700
	n/a		0	40,550	81,100
	01/02/07	12/06/06								48,000	18.85	18.85	385,920
	02/01/07	12/06/06								48,000	20.86	20.86	464,640
	12/05/07	12/05/07								102,500	24.92	24.92	1,077,275
	12/05/07	12/05/07				0	86,000	129,000					2,143,120

(1)	The amounts shown in columns (d), (e) and (f) reflect the payment levels under the Company’s 2007 Performance Incentive Plan and 2007 GoalSharing Plan. Opportunities under these plans are cash payments. If the threshold level of performance is not met then payout will be 0%. If the target amount of performance is met then payout is 100% of the target award. If the maximum level of performance is met then payout is 200% of the target award. These amounts are based on the individual’s 2007 year end salary.
(2)	The amounts shown in columns (g), (h) and (i) reflect the range of award levels for performance shares under the Company’s 2008 Corporate Performance Plan. Opportunities under this plan are shares of Corning common stock. If the threshold level of performance is not met then payout will be 0%. If the target amount of performance is met then payout is 100% of the target award. If the maximum level of performance is met then payout is 150% of the target award.
(3)	Stock option grants to Mr. Flaws and Mr. Gregg on these dates are reload stock options allowable under the Corning plan for stock option awards prior to February 28, 2003.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2007. A significant number of the stock options listed for Messrs. Weeks, Flaws, Gregg and Volanakis have exercise prices above $30 per share and are therefore significantly underwater compared to the year-end market value of Corning stock. The table also shows unvested restricted stock awards assuming a market value of $23.99 a share (the closing market price of the Company’s stock on December 31, 2007).

(a)			(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date	Vesting Schedule Code(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Wendell P. Weeks	12/01/99	E	117,000	0	0	$31.83	11/30/09	535,500	$12,846,645	129,000	$3,094,710
	04/27/00	F	600,000	0	0	61.91	04/26/10
	12/06/00	G	2,100,000	0	0	70.75	12/05/10
	12/05/01	G	89,945	0	0	9.95	12/04/11
	02/01/02	G	86,250	0	0	7.74	01/31/12
	12/03/03	B	147,000	0	0	11.21	12/02/13
	01/02/04	C	73,500	0	0	10.40	01/01/14
	02/02/04	D	73,500	0	0	12.79	02/01/14
	12/01/04	B	173,000	0	0	12.70	11/30/14
	01/03/05	C	86,500	0	0	11.84	01/02/15
	02/01/05	D	0	86,500	0	10.98	01/31/15
	04/28/05	G	86,666	43,334	0	13.68	04/27/15
	12/07/05	B	161,500	0	0	21.08	12/06/15
	01/02/06	C	0	80,750	0	19.68	01/01/16
	02/01/06	D	0	80,750	0	24.72	01/31/16
	12/06/06	B	136,500	0	0	21.89	12/05/16
	01/02/07	C	0	68,250	0	18.85	01/01/17
	02/01/07	D	0	68,250	0	20.86	01/31/17
	12/05/07	B	0	153,500	0	24.92	12/04/17

James B. Flaws	12/01/99	E	60,000	0	0	31.83	11/30/09	348,500	8,360,515	60,000	1,439,400
	06/06/00	H	540,000	0	0	72.11	06/05/10
	10/24/00	A	5,994	0	0	96.25	10/05/08
	12/06/00	G	150,000	0	0	70.75	12/05/10
	12/22/00	G	540,000	0	0	54.63	12/21/10
	12/01/04	B	115,000	0	0	12.70	11/30/14
	01/03/05	C	57,500	0	0	11.84	01/02/15
	02/01/05	D	0	57,500	0	10.98	01/31/15
	05/11/05	A	6,561	0	0	15.24	01/31/12
	05/11/05	A	6,562	0	0	15.24	10/05/08
	05/11/05	A	6,564	0	0	15.24	12/04/11
	12/07/05	B	77,000	0	0	21.08	12/06/15
	01/02/06	C	0	38,500	0	19.68	01/01/16
	02/01/06	D	0	38,500	0	24.72	01/31/16
	12/06/06	B	66,000	0	0	21.89	12/05/16
	01/02/07	C	0	33,000	0	18.85	01/01/17
	02/01/07	D	0	33,000	0	20.86	01/31/17
	02/13/07	A	0	18,932	0	21.92	02/02/13
	04/30/07	A	0	23,327	0	23.72	02/02/13
	12/05/07	B	0	72,000	0	24.92	12/04/17

(a)			(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date	Vesting Schedule Code(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)

Kirk P. Gregg	12/01/99	E	54,000	0	0	31.83	11/30/09	227,250	5,451,728	43,000	1,031,570
	06/06/00	H	375,000	0	0	72.11	06/05/10
	12/06/00	G	85,000	0	0	70.75	12/05/10
	12/22/00	G	375,000	0	0	54.63	12/21/10
	12/05/01	G	187,500	0	0	9.95	12/04/11
	02/01/02	G	103,875	0	0	7.74	01/31/12
	02/02/04	D	39,500	0	0	12.79	02/01/14
	12/01/04	B	86,000	0	0	12.70	11/30/14
	01/03/05	C	43,000	0	0	11.84	01/02/15
	02/01/05	D	0	43,000	0	10.98	01/31/15
	05/10/05	A	15,369	0	0	14.84	01/02/13
	12/07/05	B	58,500	0	0	21.08	12/06/15
	01/02/06	C	0	29,250	0	19.68	01/01/16
	02/01/06	D	0	29,250	0	24.72	01/31/16
	08/07/06	A	20,396	0	0	18.32	01/02/13
	10/27/06	A	14,520	0	0	20.59	12/03/12
	11/03/06	A	16,495	0	0	20.51	12/03/12
	12/06/06	B	48,000	0	0	21.89	12/05/16
	01/02/07	C	0	24,000	0	18.85	01/01/17
	02/01/07	D	0	24,000	0	20.86	01/31/07
	02/12/07	A	0	19,212	0	21.60	02/02/13
	08/03/07	A	0	10,284	0	23.54	02/02/13
	08/03/07	A	0	13,152	0	23.54	01/31/12
	10/29/07	A	0	28,467	0	23.79	01/31/12
	12/05/07	B	0	51,000	0	24.92	12/04/17

Joseph A. Miller, Jr.	07/31/01	G	100,000	0	0	15.87	07/30/11	239,000	5,733,610	49,000	1,175,510
	12/03/03	B	79,000	0	0	11.21	12/02/13
	02/02/04	D	39,500	0	0	12.79	02/01/14
	12/01/04	B	86,000	0	0	12.70	11/30/14
	01/03/05	C	43,000	0	0	11.84	01/02/15
	02/01/05	D	0	43,000	0	10.98	01/31/15
	12/07/05	B	58,500	0	0	21.08	12/06/15
	01/02/06	C	0	29,250	0	19.68	01/01/16
	02/01/06	D	0	29,250	0	24.72	01/31/16
	12/06/06	B	55,500	0	0	21.89	12/05/16
	01/02/07	C	0	27,750	0	18.85	01/01/17
	02/01/07	D	0	27,750	0	20.86	01/31/17
	12/05/07	B	0	59,500	0	24.92	12/04/17

(a)			(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date	Vesting Schedule Code(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)

Peter F. Volanakis	12/01/99	E	60,000	0	0	31.83	11/30/09	365,000	8,756,350	86,000	2,063,140
	06/06/00	H	600,000	0	0	72.11	06/05/10
	12/01/00	A	4,127	0	0	61.38	10/05/08
	12/06/00	G	150,000	0	0	70.75	12/05/10
	12/22/00	G	600,000	0	0	54.63	12/21/10
	03/07/01	A	3,248	0	0	30.80	10/05/08
	12/05/01	G	289,945	0	0	9.95	12/04/11
	12/03/03	B	105,000	0	0	11.21	12/02/13
	01/02/04	C	52,500	0	0	10.40	01/01/14
	02/02/04	D	52,500	0	0	12.79	02/01/14
	12/01/04	B	115,000	0	0	12.70	11/30/14
	01/03/05	C	57,500	0	0	11.84	01/02/15
	02/01/05	D	0	57,500	0	10.98	01/31/15
	04/28/05	G	83,333	41,667	0	13.68	04/27/15
	12/07/05	B	111,000	0	0	21.08	12/06/15
	01/02/06	C	0	55,500	0	19.68	01/01/16
	02/01/06	D	0	55,500	0	24.72	01/31/16
	12/06/06	B	96,000	0	0	21.89	12/05/16
	01/02/07	C	0	48,000	0	18.85	01/01/17
	02/01/07	D	0	48,000	0	20.86	01/31/17
	12/05/07	B	0	102,500	0	24.92	12/04/17

(1)	The Company uses the following vesting codes:

A	Reload Option—100% vesting 1 year after grant date
B	100% vesting 1 year after grant date
C	100% vesting 2 years after grant date
D	100% vesting 3 years after grant date
E	50% vesting February 1, 2001, 50% vesting February 2, 2002
F	50% vesting 4 years after grant date, 50% vesting 5 years after grant date
G	1/3 Vesting 1 year after grant date, 1/3 vesting 2 years after grant date, and 1/3 vesting 3 years after grant date
H	1/3 vesting 3 years after grant date, 1/3 vesting 4 years after grant date, and 1/3 vesting 5 years after grant date

(2)	Under the Company’s Corporate Performance Plan, the 2005 performance cycle has been earned and vested on February 1, 2008; the 2006 performance cycle has been earned and will become vested on February 1, 2009; and the 2007 performance cycle has been earned and will become vested on February 1, 2010.
(3)	Under the Company’s Corporate Performance Plan, the 2008 performance cycle is unearned and unvested.

Option Exercises and Stock Vested

The following table sets forth certain information regarding options exercised and restricted stock that vested during 2007 for the Named Executive Officers.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Wendell P. Weeks	916,667	$16,366,345	142,500	$2,972,550
James B. Flaws	576,667	9,371,589	102,000	2,127,720
Kirk P. Gregg	468,901	6,759,958	81,250	1,695,623
Joseph A. Miller, Jr.	149,500	2,072,773	78,000	1,627,080
Peter F. Volanakis	437,081	7,032,508	102,000	2,127,720

There were no deferrals of amounts received pursuant to these awards.

Retirement Plans

Qualified Pension Plan

Corning sponsors a qualified defined benefit pension plan to provide retirement income to Corning’s U.S. based employees. The plan pays benefits for salaried employees based upon career average plan compensation (generally, regular salary and cash awards that are paid and years of credited service. Salaried employees are required to contribute 2% of compensation in excess of the Social Security Wage Base up to the compensation limit imposed by the Internal Revenue Code of 1986, as amended. Salaried and non-union hourly employees may also contribute 2% of pay up to the Social Security Wage Base on a voluntary basis to increase pension benefits.

Corning amended its pension plan effective July 1, 2000 to include a cash balance component. All salaried and non-union hourly employees as of July 1, 2000 were given a choice to prospectively accrue benefits under the career average earnings formula or a cash balance formula, if so elected. All salaried and non-union hourly employees hired on or after July 1, 2000 earn benefits under the cash balance formula only.

Benefits earned under the career average earnings formula are equal to 1.5% of plan compensation plus 0.5% of plan compensation on which employee contributions have been made. Under the career average earnings formula, participants may retire as early age 55 with five years of service. Unreduced benefits are available when a participant attains the earlier of age 60 with five years of service or age 55 with 30 years of service. Otherwise, benefits are reduced 4% for each year by which retirement precedes the attainment of age 60. Pension benefits earned under the career average earnings formula are distributed in the form of a lifetime annuity with six years of payments guaranteed.

Benefits earned under the cash balance formula are expressed in the form of a hypothetical account balance. Each month a participant’s cash balance account is increased by (1) pay credits based on the participant’s plan compensation for that month and (2) interest credits based on the participant’s hypothetical account balance at the end of the prior month. Pay credits vary between 3% and 8% of an individual’s eligible compensation based on the participant’s age plus service at the end of the year. Interest credits are based on 10-year Treasury bond yields. Pension benefits under the cash balance formula may be distributed as either a lump sum of the participant’s hypothetical account balance or an actuarial equivalent life annuity.

Mr. Weeks, Mr. Flaws and Mr. Volanakis are earning benefits under the career average earnings formula. Mr. Gregg earned benefits under the career average earnings formula up to December 31, 2000 and is currently earning benefits under the cash balance formula. Dr. Miller is earning benefits under the cash balance formula. Mr. Flaws and Dr. Miller are currently eligible to retire under the plan.

Corning’s contributions to the plan are determined by the plan’s actuaries and are not determined on an individual basis. The amount of benefits payable under the plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

Supplemental Pension Plan and Executive Supplemental Pension Plan

Corning also maintains nonqualified pension plans to attract and retain a highly-motivated executive workforce by providing eligible employees with retirement benefits in excess of those permitted under the qualified plan. The benefits provided under the Supplemental Pension Plan will be approximately equal to the difference between the benefits provided under the qualified pension plan and benefits that would have been provided thereunder if not for the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

Certain employees, including each of the Named Executive Officers, participate in the Executive Supplemental Pension Plan (“ESPP”). Participants earning benefits under the ESPP forfeit benefits for which they would have been eligible under the Supplemental Pension Plan. Under the ESPP participants earn benefits based on the highest 60 consecutive months of average plan compensation over the last 120 months immediately preceding the month after termination of employment. Plan compensation is defined generally as base pay plus, bonuses paid, including cash payments of GoalSharing Awards and cash payments under the Performance Incentive Plan.

A change in the benefits provided under the ESPP formula was approved in December 2006. Benefits determined under this plan are equal to one of two benefit formulas:

Formula A: 2.0% of average plan compensation multiplied by years of service up to 25 years; or

Formula B: 1.5% of average plan compensation multiplied by years of service (with no limit on the years of service).

Subsequent to the December 2006 change in formula, benefits are determined under Formula B for Mr. Flaws and Formula A for all other Named Executive Officers.

Amounts earned under the qualified pension plan will offset benefits earned under the preceding formulas.

Participants may retire as early as age 55 with ten years of service. Unreduced benefits under both Formula A and Formula B are available when a participant attains the earlier of age 60 with 10 years of service or age 55 with 25 years of service. Both formulas provide that benefits and the career average earnings formula from the Supplemental Pension Plan are reduced 4% for each year by which retirement precedes the attainment of age 60.

Benefits earned under the Executive Supplemental Pension Plan are distributed in the form of a lifetime annuity, with six years of payments guaranteed. Under the terms of a pre-existing agreement, Corning will purchase a life annuity from an insurance company to pay benefits due to Mr. Flaws under this plan. Mr. Flaws and Dr. Miller are currently eligible to retire under the plan.

Pension Benefits

The table below shows the actuarial present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under each of the qualified pension plan and the ESPP. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. These assumptions are described in Note 12 to our Financial Statements for the year ended December 31, 2007, on page 83 of our Annual Report on Form 10-K filed with the SEC on February 15, 2008. Information regarding the qualified pension plan can be found under the heading “Qualified Pension Plans” on page 41.

(a)	(b)	(c)		(d)	(e)
Name	Plan Name	Number of years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Wendell P. Weeks	Qualified Pension Plan	25		$706,542	$0
	ESPP	25		8,735,233	0
James B. Flaws	Qualified Pension Plan	35		1,454,661	0
	ESPP	35		12,317,380	0
Kirk P. Gregg	Qualified Pension Plan	14		258,414	0
	ESPP	23	(1)	4,446,869	0
Joseph A. Miller, Jr.	Qualified Pension Plan	7		100,791	0
	ESPP	7		1,553,916	0
Peter F. Volanakis	Qualified Pension Plan	26		616,503	0
	ESPP	25	(2)	8,695,192	0

(1)	Mr. Gregg’s 1993 employment letter provides for nine extra years of benefit service under the ESPP for retirement on or after age 55. The additional value generated by these extra nine years of service is currently approximately $1,816,000. Because of the 25-year cap on service under Formula A, some or all of these additional years of benefit service will not enhance Mr. Gregg’s total pension benefit, depending on his actual retirement date.
(2)	Under Formula A, years of service are capped at 25 years, in determining benefits under the ESPP.

The compensation covered by the qualified pension plan and the ESPP for the Named Executive Officers is the “Salary” and “Non-Equity Incentive Plan Compensation” set forth in the “Summary Compensation Table”. Bonuses are included as compensation in the calendar year paid. For the 2007 calendar year, the Named Executive Officers’ eligible earnings were $2,943,029 for Mr. Weeks; $2,042,495 for Mr. Flaws; $1,386,060 for Mr. Gregg; $1,459,485 for Dr. Miller and $2,177,174 for Mr. Volanakis. Final average compensation is used to determine benefits under the ESPP. As of December 31, 2007, final average compensation was $2,110,282 for Mr. Weeks; $1,639,560 for Mr. Flaws; $1,123,532 for Mr. Gregg; $1,182,701 for Dr. Miller and $1,618,041 for Mr. Volanakis.

Nonqualified Deferred Compensation

The table below shows the contributions, earnings and account balances for the Named Executive Officers in the Supplemental Investment Plan. Pursuant to the Company’s Supplemental Investment Plan, certain executives, including the Named Executive Officers, may choose to defer up to 75% of annual base salary and up to 75% of non-equity incentive compensation. The participant chooses from the same funds available under our Company Investment Plan (401(k)) in which to “invest” the deferred amounts. No cash is actually invested in the unfunded accounts under the Supplemental Investment Plan. Deferred amounts incur gains and losses based on the performance of the individual participant’s investment fund selections. Participants may change their elections among these fund options. All of our current Named Executive Officers have more than three years with the Company, so each of the Named Executive Officer’s contributions from the Company match are fully vested. Participants cannot withdraw any amounts from their deferred compensation balances until retirement from the Company at or after age 55 with 5 years of service. Participants may elect to receive distributions as a lump sum payment or two to five annual installments. If an NEO leaves the Company, the account balance is distributed in a lump sum, six-months following the executive’s departure.

No NEO withdrawals or distributions were made in 2006.

(a)	(b)(1)	(c)(2)	(d)(3)	(e)	(f)
Name	Executive Contributions in 2007 ($)	Registrant Contributions in 2007 ($)	Aggregate Earnings in 2007 ($)	Aggregate Withdrawals/ Distributions in 2007 ($)	Aggregate Balance as of December 31, 2007 ($)
Wendell P. Weeks	$141,985	$139,855	$181,472	$0	$1,495,292
James B. Flaws	154,184	113,465	299,757	0	2,530,290
Kirk P. Gregg	72,830	48,553	229,576	0	1,353,352
Joseph A. Miller, Jr.	67,615	18,030	12,309	0	188,236
Peter F. Volanakis	398,162	122,932	204,907	0	2,884,216

(1)	Reflects participation in the Supplemental Investment Plan by Mr. Weeks, Mr. Flaws, Mr. Gregg, Dr. Miller and Mr. Volanakis in the deferral of a portion of their 2007 base salary and participation by Mr. Flaws, Mr. Gregg and Mr. Volanakis in the deferral of a portion of the bonus received in 2007 for prior year performance. All of these amounts are included in the Summary Compensation Table.
(2)	Reflects Company match on the Supplemental Investment Plan which was credited to the account of the Named Executive Officers in 2007. All of these amounts are included in the All Other Compensation column of the Summary Compensation Table (and are also detailed in footnote 7 to the Table).
(3)	Reflects aggregate earnings on each type of deferred compensation listed above. The earnings on deferred base salary and bonus payments are calculated based on the actual returns from the same fund choices that Company employees have in the qualified 401(k) plan. Currently, employees have 13 fund choices that they may select from. As nonqualified plans, these plans are unfunded which means that no actual dollars are invested in these funds. The Company does not provide any above market interest rates or other special terms for any deferred amounts. These amounts are not included in the Summary Compensation Table.

Arrangements with Named Executive Officers

Severance Agreements

We have entered into severance agreements with each of our Named Executive Officers. These severance agreements will terminate if any executive leaves the employ of Corning for any reason or ceases to be an officer of Corning.

Severance Agreement—Mr. Weeks

Under Mr. Weeks’ severance agreement, if he is terminated involuntarily, and without “cause” (a conviction for a felony; commission of a fraud, theft or embezzlement that materially damages the financial condition of Corning; or gross abdication of duties), or as a result of disability, he is entitled to the following:

•	Base salary, reimbursable expenses and annual bonus accrued and owing as of the date of termination (lump sum payment);

•

A severance amount equal to 2.99 times his then base salary plus an annual bonus amount (calculated at 100% of target that would have been paid for the fiscal year in which the termination occurs) (lump sum payment);

•	Continued participation in the Company’s benefit plans for up to three years;

•	Upon request, during two years following termination, the purchase by the Company of his principal residence;

•	All stock options granted prior to April 25, 2002 subject to vesting shall vest immediately and be subject to an extended exercise period equal to the remaining option term; and

•	Receipt of an additional three years of service credit under Corning’s Executive Supplemental Pension Plan, but subject to the service limits under such plan.

If however, Mr. Weeks is terminated for cause (as described above) or he resigns, he would: (1) be entitled to accrued but unpaid salary (lump sum payment) and any reimbursable expenses accrued or owing to him; (2) forfeit any outstanding stock option awards granted after April 25, 2002; and (3) have the right to exercise the vested unexercised portion of all outstanding stock option awards for such period following the date of termination as provided in each such grant and any unexercised portion will be forfeited.

Severance Agreement—Other Named Executive Officers

Generally under the severance agreements an executive is entitled to severance payments if he is terminated involuntarily other than for “cause” (conviction of a felony or misdemeanor involving moral turpitude; material breach of Corning’s Code of Conduct; gross abdication of duties; or misappropriation of Company assets or dishonesty or business conduct that causes material harm to Corning).

In addition, “involuntary termination” of an executive does not include:

•	Voluntary termination;

•	Voluntary retirement at or after age 55;

•	Termination as a result of disability or death;

•	Termination of employment as a result of the sale of all or part of Corning’s business and the executive has an opportunity to continue employment with buyer for comparable total compensation; and

•	Termination as a result of a change in control of Corning if the executive has a separate change in control agreement.

Under the severance agreements the Named Executive Officer, other than Mr. Weeks, is entitled to receive the following:

•

Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment);

•

A severance amount equal to 2.99 times (in the case of Mr. Flaws and Mr. Volanakis) and two times (in the case of Mr. Gregg and Dr. Miller) the executive’s then base salary plus an annual bonus amount (an amount equal to executive’s salary multiplied by the executive’s target percentage in effect on the termination date under the Company’s Performance Incentive Plan and 5% target under the GoalSharing Plan) (lump sum payment);

•	Continued medical, dental and hospitalization benefits for 24 months;

•	Upon request, purchase of the executive’s principal residence;

•

Receipt of an additional 2.99 years (in the case of Mr. Flaws and Mr. Volanakis) and two years (in the case of Mr. Gregg and Dr. Miller) of service credit under Corning’s qualified or nonqualified retirement plans, but subject to the service limits under such plan; and

•	Outplacement benefits up to a maximum amount of $50,000.

The following table reflects the amounts that would be payable under the various arrangements assuming termination occurred at December 31, 2007.

Termination Scenarios (Including Severance, if Eligible)

Name	Description	Voluntary	For Cause	Death	Disability	Without Cause
Wendell P Weeks	Severance Amount	$ n/a	$ n/a	$ n/a	$ n/a	$6,068,205
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	45,000(1)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	n/a
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	200,000 to 1,000,000(2)
	Pension-NQ annuity	133,195	0	133,195	266,390	488,617
	Pension-NQ lump sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified annuity	77,905	77,905	38,953	77,905	77,905

James B Flaws	Severance Amount	n/a	n/a	n/a	n/a	4,364,354
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	30,000(1)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	200,000 to 1,000,000(2)
	Pension-NQ annuity	731,123	0	365,562	731,123	804,655
	Pension-NQ lump sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified annuity	117,349	117,349	58,675	117,349	117,349

Kirk P Gregg	Severance Amount	n/a	n/a	n/a	n/a	2,001,600
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	30,000(1)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	200,000 to 1,000,000(2)
	Pension-NQ annuity	48,918	0	47,368	60,573	265,624
	Pension-NQ lump sum	0	0	0	0	0
	Pension-Qualified annuity	23,878	23,878	11,939	23,878	23,878
	Pension-Qualified lump sum	123,931	123,931	123,931	123,931	123,931

Joseph A Miller, Jr.	Severance Amount	n/a	n/a	n/a	n/a	2,109,600
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	30,000(1)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	1,700,000 to 2,300,000(2)
	Pension-NQ annuity	145,315	0	64,302	145,315	192,623
	Pension-NQ lump sum	n/a	n/a	n/a	n/a	n/a
	Pension – Qualified annuity	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified lump sum	100,791	100,791	100,791	100,791	100,791

Peter F Volanakis	Severance Amount	n/a	n/a	n/a	n/a	4,607,291
	Value of Benefits Continuation	n/a	n/a	n/a	n/a	30,000(1)
	Value of Outplacement Services	n/a	n/a	n/a	n/a	50,000
	Purchase of Principal Residence	n/a	n/a	n/a	n/a	200,000 to 1,000,000(2)
	Pension-NQ annuity	379,712	0	379,712	759,423	379,712
	Pension-NQ lump sum	n/a	n/a	n/a	n/a	n/a
	Pension-Qualified annuity	61,998	61,998	30,999	61,998	61,998

(1)	The value of medical and dental benefits continuation is estimated at $15,000 per year (three years of benefits continuation for Mr. Weeks and two years of benefits continuation for Messrs. Flaws, Gregg, Miller and Volanakis).
(2)	Corning is unable to accurately and precisely estimate the value that may be delivered under this provision as it requires an independent appraisal of the executive’s residence as well as a calculation of the executive’s purchase price of the residence plus documented improvements made to the property. These values are not maintained by Corning in its normal course of business. They are required only if an executive is terminated. Under the terms of the severance agreements, an executive may request that the Company purchase the executive’s principal residence in the Corning, New York area. Such purchase must be finalized within 12 months of the executive’s termination date and shall be made at the greater of (i) the residence’s appraised value at the termination date, as determined in accordance with the Company’s relocation policies in effect immediately prior to the involuntary termination, or (ii) the total cost of the residence plus improvements and tax gross-up as applicable (“Protected Value”), as determined in accordance with the Company’s Protected Value policy in effect as of the date of the relevant severance agreement. The values above represent estimates of how much the Protected Value calculation may exceed the appraised value of the property and includes an associated tax gross up.

Effective for all new executive severance agreements and executive change-in-control agreements entered into after July 21, 2004, the Compensation Committee and Board of Directors approved a policy to limit benefits that may be provided to an executive under any new agreement to 2.99 times the executive’s annual compensation of base salary plus target bonus (the “Overall Limit”). All of the Named Executive Officers are parties to executive severance and change-in-control agreements executed prior to July 21, 2004 and, therefore, are not affected by the Overall Limit.

Corning’s team approach, as applied to our Named Executive Officer compensation, results in similarly situated executives being treated similarly. Currently, the terms of both the severance and change in control agreements are bifurcated similarly between those Named Executive Officers who are Board members and those who are not (i.e., cash severance payments range from two to 2.99 times the executives’ base salary and annual bonus amount and the receipt of two to three additional years of service credit under the retirement plans). These ranges and periods were not negotiated individually with the executives, but were put in place by the Committee, having determined that these terms and multiples were appropriate for such agreements.

Change In Control Agreements

We have entered into change in control agreements with each of the Named Executive Officers. These agreements are intended to provide for continuity of management if there is a change in control of Corning. These agreements will be effective until the executive leaves the employ of Corning or until the executive ceases to be an officer of Corning.

The agreements define a “change in control” as any of the following (so long as the event is also a “change in control” within the meaning of Section 409A of the Code):

•	Any person acquires 30% or more of Corning’s voting securities (a “beneficial owner”);

•	A beneficial owner increases his ownership from 30% or more to 50% or more of Corning’s voting securities;

•

A majority of Corning’s directors are replaced during the term of the agreement without approval of at least two-thirds of the existing directors or directors previously approved by the existing directors;

•

Consummation of any merger, consolidation or reorganization involving Corning, unless the outstanding voting securities of Corning prior to the transaction continue to represent at least 50% of the voting securities of Corning or the new company;

•	Corning is liquidated or dissolved; or

•	All or substantially all of Corning’s assets are disposed of or sold.

If during the term of the agreement, a change in control occurs, each Named Executive Officer is entitled to the following:

•	All restrictions on any restricted stock and stock options held by the executive lapse, the options vest and become immediately exercisable.

If: (A) Mr. Weeks’ employment is terminated (i) without “cause” (a conviction for a felony, fraud, theft or embezzlement against the Company, a gross abdication of duties), (ii) he resigns for “good reason” (generally, a material adverse change in the executive’s title, position or responsibilities, a reduction in the executive’s base salary, relocation, a material reduction in the level of employee benefits, a material breach by the Company of its obligations under the agreement, or a successor company’s failure to honor the agreement) (such period, a “change in control period”), or (iii) he resigns or is terminated for any reason within four years following a change in control, or (B) the employment of any Named Executive Officer, other than Mr. Weeks, is terminated

(absent cause, by reason of death or disability, or by the executive for good reason) during a change in control period, or within four years following a change in control, each is entitled to the following:

•

Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment);

•

A severance amount equal to three times (for Messrs. Weeks, Volanakis and Flaws) and two times (for Messrs. Gregg and Miller) his then base salary plus an annual bonus amount (such bonus amount being the greater of (i) the amount paid under the bonus plans in the full calendar year preceding the termination (in the case of Named Executive Officers, other than Mr. Weeks, the average amount paid under the bonus plans in the two preceding calendar years) or (ii) his target percentage times his base salary in effect at termination) (lump sum payment);

•	Continued participation in the Company’s benefit plans for 36 months;

•	All restrictions on any restricted stock and stock options would lapse and become vested and options would become immediately exercisable;

•	Upon request, purchase of his principal residence;

•	Receipt of an additional five years of service credit under Corning’s Executive Supplemental Pension Plan, subject to the service credit limits under the plan; and

•	Outplacement benefits (equal to 20% of base salary) (excluding Mr. Weeks).

If, a Named Executive Officer’s employment is terminated for cause (for Mr. Weeks “cause” is described above; with respect to the other Named Executive Officers, “cause” means conviction for a felony or misdemeanor involving a crime of moral turpitude, misappropriation of Company assets, or gross abdication of duties), or resigns for other than good reason (described above), or the Named Executive Officer’s employment terminates by reason of death or disability (a physical or mental infirmity which impairs the executive’s ability to substantially perform his duties for 180 consecutive days or 180 days during any twelve month period), the Named Executive Officer is entitled to:

•

Accrued but unpaid base salary, reimbursable expenses, vacation pay and the executive’s target percentage for the annual bonus plans multiplied by the executive’s salary, pro-rated to the last day of the month closest to the termination date (lump sum payment).

In addition, each Named Executive Officer is generally entitled to receive a gross-up payment in an amount sufficient to make him/her whole for any federal excise tax on excess parachute payments imposed under Section 280G and 499 of the Code.

The following table reflects the amounts that would be payable under the various arrangements assuming that a change in control occurred on December 31, 2007.

Cash-based							Equity-based		Taxes
Executive	Cash Severance	Interrupted Perf. Cycles	ESPP	Misc. Benefits	Excise Tax Gross Up(1)	Total Cash-based	Interrupted Perf. Cycles	Stock- based Awards	Total Pre-Tax Benefit	Income Tax	Excise Tax(1)	Total After-Tax Benefit
Wendell P. Weeks	$8,483,586	$1,019,510	$9,923,286	$140,000	$7,120,190	$26,686,571	$4,642,065	$10,113,412	$41,442,048	$17,944,407	$4,037,148	$19,460,494
James B. Flaws	6,053,203	657,753	11,393,651	140,000	0	18,244,607	2,159,100	6,102,378	26,506,084	11,477,135	0	15,028,950
Kirk P. Gregg	2,707,986	436,246	5,347,965	140,000	0	8,632,197	1,547,355	3,770,956	13,950,508	6,040,570	0	7,909,938
Joseph A. Miller, Jr	2,883,694	459,785	3,035,772	140,000	0	6,519,251	1,763,265	4,021,695	12,304,211	5,327,723	0	6,976,488
Peter F. Volanakis	6,412,842	715,864	9,516,675	140,000	0	16,785,380	3,094,710	7,079,628	26,959,719	11,673,558	0	15,286,160

(1)	In accordance with IRS rules, the calculation of the excise tax gross-up is a complex calculation that can vary dramatically from year to year depending on the facts and variables applicable at the time of a change-in-control. For calculations performed at December 31, 2007, Messrs. Flaws, Gregg, Miller and Volanakis were not subject to the excise tax, so as a result, no excise tax gross-up was applicable.

In addition to the above, the Named Executive Officers may also request that Corning purchase their principal residence. The value of such benefit is generally estimated to be in the range of $200,000 to $1,000,000 ($1,700,000 to $2,300,000 in the case of Dr. Miller). Corning is unable to accurately and precisely estimate the value as it requires an independent appraisal of the executive’s residence, as well as, a calculation of the executive’s purchase price of such residence and any documented improvements made to the property. This is data that Corning does not maintain in its normal course of business. See Footnote (2) to the “Termination Scenarios” table on page 46.

Director Compensation

Only non-employee directors receive director fees. During 2007, Corning paid to non-employee directors:

•	an annual cash retainer of $50,000; and

•	$1,500 for each Board or committee meeting or other special session attended ($1,200 per meeting for meetings or sessions held before February 7, 2007).

Chairmen of committees received an additional retainer ranging from $10,000 to $15,000 depending upon the committee chaired. Mr. O’Connor received $25,000 of additional compensation for his services as Lead Director during 2007. Mr. Houghton’s annualized compensation for his services as non-executive Chairman of the Board during 2007 was $250,000 and his prorated cash compensation as non-executive Chairman through April 26, 2007 totaled $83,333.

Through the 2003 Equity Plan for Non-Employee Directors, each non-employee director annually receives a form of long-term equity compensation approved by the Compensation Committee. Non-employee directors generally receive their awards at the February meeting. If, however, a non-employee director is appointed between the February meeting and December 31, then that director will receive his/her pro-rata award shortly after joining the Board.

During 2007, Corning issued to each non-employee director 2,680 shares, except for Mr. Landgraf who received 1,363 shares, of Common Stock under the 2003 Equity Plan for Non-Employee Directors. These shares are subject to forfeiture and certain restrictions on transfer. In addition, Corning granted to each non-employee director options covering 1,985 shares of Common Stock under the 2003 Equity Plan for Non-Employee Directors. These options vest ratably over a three-year period and expire on February 6, 2017. Mr. Landgraf was granted options covering 1,010 shares of Common Stock under the 2003 Equity Plan for Non-Employee Directors. These options vest ratably over a three-year period and expire on June 5, 2017.

Because Mr. Houghton was an employee until May 1, 2006, the Company issued his equity compensation pursuant to the 2005 Employee Equity Participation Program. In 2007, Mr. Houghton received 1,605 shares of restricted stock and options covering 1,189 shares of Common Stock under the 2005 Employee Equity Participation Program. These options vest ratably over a three-year period and expire on April 25, 2017.

Non-employee directors are reimbursed for expenses (including costs of travel, food and lodging) incurred in attending Board, committee and shareholder meetings. While travel to such meetings may include the use of Company aircraft, if available or appropriate under the circumstances, the directors generally use commercial transportation or their own transportation. Directors are also reimbursed for reasonable expenses associated with other business activities, including participation in Director education programs.

Directors may defer any portion of their cash compensation. Amounts deferred may be paid only in cash and while deferred may be allocated to (1) an account earning interest, compounded quarterly, at the rate equal to the greater of the prime rate of Citibank, N.A. at the end of each calendar quarter or the rate of return for the stable value fund under Corning’s Investment Plans, (2) an account based upon the market value of our common stock from time to time, or (3) a combination of such accounts. At December 31, 2007, nine directors had elected to defer compensation.

Corning has a Directors’ Charitable Giving Program pursuant to which a director is entitled to direct Corning to make a charitable bequest to one or more qualified charitable organizations recommended by such director and approved by Corning in the amount of $1,000,000 (inside directors) or $1,250,000 (outside directors) following his or her death. We fund this program by purchasing insurance policies on the lives of the directors. However, we are under no obligation to use the proceeds of the insurance policies to fund a director’s bequest and can elect to retain any proceeds from the policies as assets of Corning and use another source of funds to pay the directors’ bequests. In 2007, we paid a total of $557,357 in premiums and fees on such policies. Because the directors derive no financial benefit from the Program as all charitable deductions and cash surrender value of life insurance policies accrue solely to Corning, we do not include these amounts in the directors’ compensation. Generally, one must be a director for five years to participate in the Program. Messrs. Brown, Flaws, Gund, Hennessy, Houghton, O’Connor, Ruding, Smithburg, Tookes, Volanakis, Weeks and Ms. Rieman are eligible to participate in the program. Directors are also eligible to participate in the Corning Foundation Matching Gift Program for eligible charitable organizations. This is a program available to all Corning employees, and the maximum gift total for a participant in the program is $5,000 in any calendar year.

Corning also pays premiums on directors’ and officers’ liability insurance policies covering directors.

From time to time spouses may also join non-employee directors when traveling to or from Board, committee or shareholder meetings, which may include the use of Company aircraft. While Corning generally incurs no additional cost, this travel may result in the non-employee director recognizing income for tax purposes. Corning does not reimburse the non-employee director for the estimated taxes incurred in connection with such income.

Director Summary Compensation Table

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee directors for the fiscal year ended December 31, 2007.

(a)	(b)		(c)(2)	(d)(3)	(e)	(f)	(g)		(h)
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total ($)
John S. Brown	$98,600		$60,005	$22,849	$0	$—	$512		$181,966
Robert F. Cummings Jr.	104,000		60,005	16,873	0	—	512		181,390
Gordon Gund	114,900		60,005	22,849	0	—	5,512	(4)	198,266
John H. Hennessy	115,500		60,005	22,849	0	—	512		198,866
James R. Houghton	137,660	(1)	39,981	78,687	0	—	755,442	(5)	1,011,770
Jeremy R. Knowles(6)	25,967		19,994	11,592	0	—	512		58,065
Kurt M. Landgraf	62,167		34,988	9,747	0	—	5,512	(4)	107,414
James J. O’Connor	156,400		60,005	22,849	0	—	5,512	(4)	239,766
Deborah D. Rieman	114,000		60,005	22,849	0	—	512		197,366
H. Onno Ruding	107,000		60,005	22,849	0	—	512		190,366
Eugene C. Sit	102,500		60,005	22,849	0	—	512		185,866
William D. Smithburg	115,700		60,005	22,849	0	—	5,512	(4)	199,066
Hansel E. Tookes II	109,700		60,005	22,849	0	—	512		193,066
Padmasree Warrior	93,800		60,005	22,731	0	—	512		177,048

(1)	Mr. Houghton’s annual compensation as non-executive chairman of the Board of $250,000 is prorated to reflect four months in that position.
(2)

The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of restricted stock awards granted pursuant to the 2003 Equity Plan for Non-Employee Directors and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the

Company’s Annual Report on Form 10-K filed with the SEC on February 15, 2008. There can be no assurance that the FAS 123(R) amounts will ever be realized. The grant date fair value of restricted stock to each director is the same as the value indicated in the table. As of December 31, 2007, each Director had the following number of award shares outstanding: 40,395 for Dr. Brown; 3,092 for Mr. Cummings; 40,395 for Mr. Gund; 40,395 for Mr. Hennessy; 0 for Dr. Knowles; 1,363 for Mr. Landgraf; 40,395 for Mr. O’Connor; 38,019 for Dr. Rieman; 40,395 for Dr. Ruding; 10,260 for Mr. Sit; 40,395 for Mr. Smithburg; 25,269 for Mr. Tookes; and 4,830 for Ms Warrior. Total stock holdings for directors as of December 31, 2007 are shown on page 15 under the caption “Security Ownership of Certain Beneficial Owners”.

(3)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of stock option awards granted pursuant to the 2003 Equity Plan for Non-Employee Directors and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 15, 2008. There can be no assurance that the FAS 123(R) amounts will ever be realized. The grant date fair value of stock options awarded to each of Messrs. Brown, Cummings, Gund, Hennessy, Landgraf, O’Connor, Ruding, Sit, Smithburg, Tookes and Mses. Rieman and Warrior was $16,873; for Mr. Houghton was $12,116; for Dr. Knowles was $5,615; for Mr. Landgraf was $9,747. As of December 31, 2007, each Director has the following number of options outstanding: 64,933 for Dr. Brown; 3,014 for Mr. Cummings; 64,933 for Mr. Gund; 16,891 for Mr. Hennessy; 35,950 for Dr. Knowles; 1,010 for Mr. Landgraf; 17,901 for Mr. O’Connor; 62,823 for Dr. Rieman; 62,823 for Dr. Ruding; 18,249 for Mr. Sit; 64,933 for Mr. Smithburg; 60,573 for Mr. Tookes and 7,297 for Ms Warrior.
(4)	Includes a $5,000 charitable donation match made by Corning Foundation’s Matching Gift Program.
(5)	Includes costs attributable to the following: the aggregate incremental cost of Mr. Houghton’s use of Company aircraft valued at $66,643 (See footnote (7) of the Summary Compensation Table to determine how items are valued); other travel expenses at $236,638; home security at $4,033; club memberships at $16,372; office space at $113,773; salaries and benefits for administrative staff at $223,931; office supplies and services at $48,622; computer/information technology services and expenses at $35,575; office move at $9,343; and service award at $512.
(6)	Dr. Knowles retired from the Board on April 26, 2007.

Report of Audit Committee of the Board of Directors

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Corning’s financial reporting, internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors—a copy of which is attached to this proxy statement as Appendix A. The directors who serve on the Audit Committee have no financial or personal ties to Corning (other than director compensation and equity ownership as described in this proxy statement) and are all “financially literate” and “independent” for purposes of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of the Audit Committee members have a relationship with Corning that may interfere with the member’s independence from Corning and its management.

The Audit Committee met with management periodically during the year to consider the adequacy of Corning’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with Corning’s independent auditors and with the appropriate financial personnel and internal auditors. The Audit Committee also discussed with Corning’s senior management and independent auditors the process used for certifications by Corning’s Chief Executive Officer and Chief Financial Officer which is required for certain of Corning’s filings with the SEC. The Audit Committee met privately with both the independent auditors and the internal auditors, both of whom have unrestricted access to the Audit Committee.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management is responsible for: the preparation, presentation and integrity of Corning’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the course of 2007, management updated the documentation, and performed testing and evaluation of Corning’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and it provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent auditors at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed a report on, the effectiveness of Corning’s internal control over financial reporting. The Audit Committee also reviewed: the report of management contained in Corning’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC; as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in Corning’s Annual Report on Form 10-K related to its audits of the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, “Communication with Audit Committees,” and Public Company Accounting Oversight Board Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements.” In addition, the Audit Committee has received from the independent auditors the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with them their independence from Corning and its management. The Audit Committee has considered whether the provision of permitted non-audit services by the independent auditor to Corning is compatible with the auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in Corning’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Audit Committee:

William D. Smithburg, Chairman

Kurt M. Landgraf

Deborah D. Rieman

H. Onno Ruding

Hansel E. Tookes, II

Independent Auditors

Fees Paid to Independent Auditors

The following table summarizes fees billed to Corning by PricewaterhouseCoopers LLP for professional services rendered as of and for the years ended December 31, 2006 and 2007:

	2006	2007
Audit Fees	$7,467,000	$6,643,000
Audit Related Fees	9,000	338,000
Tax Fees	725,000	712,000
All Other Fees	9,000	5,000

Total Fees	$8,210,000	$7,698,000

Audit Fees.  These fees comprise professional services rendered in connection with the audit of Corning’s consolidated financial statements, and reviews of Corning’s quarterly consolidated financial statements on Form 10-Q that are customary under auditing standards generally accepted in the United States. Audit fees also include statutory audits of Corning’s foreign jurisdiction subsidiaries and consents for other SEC filings. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting.

Audit Related Fees.  These fees comprise professional services rendered in connection with audits of employee benefit plans, SEC registration statements, and carve-out audits supporting divestitures.

Tax Fees.  These fees comprise statutory tax compliance, preparation and assistance for Corning’s foreign jurisdiction subsidiaries, expatriate tax return compliance, and other tax compliance projects. Less than 5% of these fees comprise consulting fees and such consulting fees relate to international entities. Corning’s intent is to minimize consulting services in this category.

All Other Fees.  Includes a fee relating to licensing technical accounting software from the independent auditors and a fee to subscribe to two benchmarking studies published by the independent auditors. Corning’s intent is to minimize services in this category.

Policy Regarding Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Corning’s independent auditors. The full Audit Committee approves annually projected services and fee estimates for these services and establishes budgets for major categories of services. The Audit Committee Chairman has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee and services that were pre-approved but the associated fees will materially exceed the budget established for the type of service at issue. Services approved by the Chairman are communicated to the full Audit Committee at its next regular meeting. For each proposed service, the independent auditors are required to provide back-up documentation detailing said service. The Audit Committee regularly reviews summary reports detailing services provided to Corning by its independent auditors.

PROPOSAL 2—Approval of the Amendment of the 2005 Employee Equity Participation Program

Overview.  In 2005, Corning shareholders approved the 2005 Employee Equity Participation Program (as amended, the “2005 Program”), which was a continuation of similar programs first adopted in 1974. The 2005 Program was designed to help attract new employees and to retain current employees and is a critical element in

Corning’s plans for future growth. The 2005 Program permits the grant of stock options (the “2005 Stock Option Plan”) and the award of shares (the “2005 Incentive Stock Plan”).

The Board, as well as our senior management, believe that equity incentives remain a critical component of Corning’s total compensation program. The Board of Directors believes the 2005 Program has been successful and should be continued. The Board of Directors has approved the amendment of the 2005 Program and directed that it be submitted to shareholders for approval at this time.

Our Board of Directors recommends that you vote in favor of the amendment to the 2005 Program. The only amendment being made to the 2005 Program will extend the Termination Date of the 2005 Program to May 1, 2013 without requesting any additional new shares. Previously authorized shares that are still available for grant may be awarded through this new expiration date of May 1, 2013.

The affirmative vote of the holders of a majority of the shares of Corning’s Common Stock cast at the meeting is required to approve the amendment to the 2005 Program. In the event shareholders do not approve the amendment, the 2005 Plan will continue until its scheduled expiration on May 1, 2010, or when shares are no longer available, whichever is earlier.

As of December 31, 2007, options (net of cancelled or expired options) and shares, covering an aggregate of 25,763,139 shares of Corning’s Common Stock, have been granted under the 2005 Program. As of February 6, 2008, 86,431,872 shares of Corning’s Common Stock remained available for issuance under the 2005 Program. At February 6, 2008, the closing price of Corning’s Common Stock as reported on the New York Stock Exchange was $22.86.

The following is a summary of the principal features of the 2005 Program. Not every aspect of the 2005 Program is addressed in this summary. Corning will send without charge the 2005 Program to any shareholder who requests a copy.

Committee.  The 2005 Program is administered by a committee (the “Committee”) appointed by the Board of Directors, consisting of three or more directors, each of whom meets each of the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and the definition of an “outside director” under the regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee will report to the Board of Directors the individuals who are selected to participate in the 2005 Program and the extent of their participation in the 2005 Stock Option Plan or the 2005 Incentive Stock Plan. No member of the Committee or non-employee member of the Board is eligible to participate in the 2005 Program. The Committee may delegate to an executive officer of Corning certain rights and responsibilities, including the right to grant awards to individuals except that only the Committee may grant awards or options to officers and to persons who are not employees.

Eligibility.  The Committee will select the individuals who are eligible to participate in the 2005 Program. These individuals may include select employees, including employees of any subsidiary of the Company (or other similar entity in which Corning has an ownership interest of at least 50%) or other entity which is not a subsidiary but as to which the Company possesses a direct or indirect ownership interest and has power to exercise management control, to receive awards under the Program.

Stock.  The 2005 Program provides that any award of shares made under the Program will use the closing price of our common stock on the New York Stock Exchange on the date such award is granted.

Under the 2005 Program, the maximum number of shares of Corning Common Stock that could be optioned or granted to eligible participants is 115,000,000. As noted above, 86,431,872 shares of Corning Common Stock remained available for issuance under the 2005 Program, as of February 6, 2008. Shares available for option or grant in a given year but not actually granted in such year may be carried over and used in a succeeding year.

The following shares granted under the 1994 Employee Equity Participation Program, the 1998 Employee Equity Participation Program, and the 2000 Employee Equity Participation Program are available for subsequent grant or award under the 2005 Program: (i) shares from expired or forfeited options; (ii) shares that are canceled without delivery; and (iii) shares covered by an award (or portion of an award) that is settled in cash.

The following shares increase the maximum number of shares available for grant under the 2005 Program: (i) shares issued or options granted to settle, assume or substitute outstanding awards or obligations to grant future awards as a condition to the purchase, merger or consolidation of another entity by Corning; and (ii) shares unallocated and available for grant under a stock plan of another entity acquired by Corning, based on the applicable exchange ratio.

Shares of Corning’s Common Stock which are optioned or awarded under the 2005 Program may be either treasury shares or authorized but unissued shares.

The 2005 Program provides for appropriate adjustments in the aggregate number of shares subject to the Program and in the number of shares and the price per share, or either, of outstanding options in the case of changes in the capital stock of the Company resulting from any recapitalization, stock or unusual cash dividend, stock split or any other increase or decrease effected without receipt of consideration by Corning, or a merger or consolidation in which Corning is the survivor. The 2005 Program also provides that in any merger or consolidation in which Corning is not the survivor and in which awards are not granted in substitution of awards outstanding under the 2005 Program, or predecessor plans, the Committee may make provision for adjustments and/or settlements of outstanding awards as it deems appropriate and consistent with the 2005 Program’s purposes.

2005 Stock Option Plan.  Under the 2005 Stock Option Plan, the Committee may grant to eligible employees either non-qualified or “incentive” stock options, or both, to purchase shares of Corning’s Common Stock at not less than 100% of fair market value on the date of grant. No stock option may be outstanding for more than ten years. The Committee may also provide that options may not be exercised in whole or in part for any period or periods of time. The number of shares covered by incentive stock options that may be first exercised by an individual in any year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant. The maximum number of shares that may be issued in connection with incentive stock options intended to comply with Section 422 of the Internal Revenue Code of 1986, as amended, shall be 50,000,000, and such number shall not be subject to annual adjustment. No incentive stock option may be granted to a non-employee. The Committee may provide that in the event the employment of an employee is terminated, the right to exercise options held under the 2005 Stock Option Plan may continue through its original expiration date or for such shorter period of time after such event as the Committee may determine appropriate. Options are not assignable or transferable except for limited circumstances such as death and, with the consent of the Committee, to certain family members to assist with estate planning. The 2005 Stock Option Plan does not permit an optionee to defer recognition of gain upon the exercise of a stock option.

The 2005 Stock Option Plan permits (as determined by the Committee) the granting of stock appreciation rights which permit an optionee to receive Common Stock in an amount equal to the difference between the fair market value on the date of grant and the market price of the Common Stock on the date the right is exercised. No stock appreciation right may be outstanding for more than 10 years.

The option price is to be paid to Corning by the optionee, in full, concurrently with the issuance or delivery of the stock. The optionee may pay the option price in cash or with shares of Corning’s Common Stock owned by him or her. The optionee has no rights as a shareholder with respect to shares subject to an option until such shares are issued upon exercise of the option.

Under the 2005 Stock Option Plan, for performance-based stock options and Incentive Stock Options granted before February 28, 2003, the Committee may grant so-called “restoration” options pursuant to which an optionee who uses shares of Corning’s Common Stock to pay the purchase price of an option receives on the date of exercise an additional option to purchase shares of Corning’s Common Stock. Such additional option shall cover the number of shares tendered in payment of the option price and tax withholding obligations, shall be at the then fair market value of Corning’s Common Stock, shall become exercisable only after the lapse of twelve months and shall expire on the date of the original option. The Committee may impose additional conditions upon the grant of restoration options.

2005 Incentive Stock Plan.  Under the 2005 Incentive Stock Plan, the Committee may award to eligible employees up to 32,000,000 shares, or the right to receive shares (including the right to receive cash payments in lieu of delivery of shares), of Corning’s Common Stock. The Committee determines the number of shares awarded to individual employees and the number of rights covering shares to be issued. The Committee determines the conditions, restrictions and contingencies placed upon the grant of shares. These conditions and contingencies may include the attainment of predetermined performance goals, such as operating or net profits, cash flow, earnings per share, profit returns, margins, revenues, shareholder returns and/or value, stock price, economic value added and working capital and any other goal that meets the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The shares awarded to or earned by individual employees are subject to transfer restriction and/or forfeiture for a period of time as determined by the Committee in its discretion. The restrictions on transfer and the possibility of forfeiture may be waived, with the approval of the Committee, if an employee’s employment relationship is terminated by reason of death, disability or retirement with Corning’s consent, or by reason of a subsidiary ceasing to be such. In addition, the Committee may remove, in its discretion, in whole or in part, the restrictions on sale or transfer and the possibility of forfeiture in the event of the termination of employment if circumstances so warrant. Shares may be issued to recognize past performance either generally or upon attainment of specific objectives. Shares issuable for performance will be payable only to the extent the Committee determines that an eligible employee has met such objectives and will generally be valued as of the date of such determination. No employee shall have any right to receive shares based upon the attainment of objectives prior to the expiration of the date set for the performance of his/her objectives unless (i) otherwise determined by the Committee or (ii) his/her employment is terminated by reason of disability or retirement, in each case with the consent of Corning.

Program Limitations.  No one individual may receive under the 2005 Program stock awards in any form (i.e., options, stock appreciation rights or shares of restricted stock) covering more than 7,000,000 shares of Corning’s Common Stock in the aggregate during the term of the 2005 Program. In addition, the maximum annual award for any performance period intending to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended, that may be made to any one individual to settle a stock or cash award is $15,000,000, the value of the shares of Corning’s Common Stock being their fair market value on the date of the award by the Committee.

Taxation.  Corning believes that the federal income tax consequences of the 2005 Program are as follows:

2005 Stock Option Plan.  No income will be recognized by an optionee at the time either a non-qualified or an incentive option is granted. An optionee who exercises a non-qualified option will recognize compensation taxable as ordinary income (subject, in the case of employees, to withholding) in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and Corning or the subsidiary employing the optionee will be entitled to a deduction from income in the same amount. The optionee’s basis in such shares will be increased by the amount taxable as compensation, and his/her capital gain or loss when he/she disposes of the shares will be calculated using such increased basis. The capital gain or loss on disposition of the shares will be either long-term or short-term depending on the holding period of the shares.

If all applicable requirements of Section 422 of the Internal Revenue Code of 1986, as amended, are met with respect to incentive stock options, including the requirement that the stock be held for more than two years from the date of grant of the option and more than one year from the date of exercise, no income to the optionee will be recognized at the time of exercise of an incentive stock option. The excess of the fair market value of the shares at the time of exercise over the amount paid is an item of tax preference, which may be subject to the alternative minimum tax. In general, if an incentive stock option is exercised after three months of termination of employment, or if the shares are sold within one year of the date of exercise or two years from the date of grant, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the sale price. Any excess of the sale price over the fair market value on the date of exercise will be taxed as a capital gain. Corning will be entitled to a tax deduction only if its employee recognizes ordinary income and only for income the employee recognizes.

2005 Incentive Stock Plan.  Shares of Common Stock awarded to an employee which are not subject to restrictions and the possibility of forfeiture will be taxed as ordinary income, subject to withholding, at the time of the transfer of the shares to him or her and, subject to any applicable limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, the value of such awards will be deductible by Corning or by the subsidiary employing the employee at the same time and in the same amount. Shares subject to restrictions and the possibility of forfeiture will not be subject to tax nor will such grant result in a tax deduction for Corning at the time of award. However, when such shares become free of restrictions and the possibility of forfeiture, the fair market value of such shares at that time (i) will be treated as ordinary income to the employee and (ii) subject to any applicable limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, will be deductible by Corning or by the subsidiary employing the employee.

Alternatively, an employee receiving shares subject to restrictions and the possibility of forfeiture may elect to include in his or her gross income, for the taxable year in which such shares are transferred to him or her, the fair market value of such shares at that time; in such case, he or she need not include any amount in gross income at the time the shares become free of restrictions and the possibility of forfeiture. However, an employee making such an election will not be allowed a deduction if the shares are subsequently forfeited. The employee will have a tax basis for the shares equal to their fair market value at the time they are included in gross income and will realize long-term or short-term capital gain on disposition of the shares depending upon the holding period of the shares, which will commence at the time the employee is deemed to be in receipt of ordinary income with respect to such shares.

Certain awards under the 2005 Program may be subject to the requirements applicable to nonqualified deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended. Although Corning intends that awards will satisfy those requirements, if they do not, employees may be subject to additional income taxes and interest under Section 409A of the Internal Revenue Code of 1986, as amended.

Amendment, Administration and Termination.  The 2005 Program expires May 1, 2010 and no shares may be optioned or awarded and no rights to receive shares may be granted after that date. The Board of Directors is authorized to terminate or amend the 2005 Program, except that it may not increase the number of shares available under the 2005 Program or reduce the minimum stock option and stock appreciation right exercise prices below fair market value.

Principal Differences.  The 2005 Plan is amended to extend the Termination Date from May 1, 2010 to May 1, 2013. No additional shares are being placed into the 2005 Plan through this amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2005 EMPLOYEE EQUITY PARTICIPATION PROGRAM.

PROPOSAL 3—Ratification of Appointment of Independent Auditors

The Audit Committee is responsible for selecting Corning’s independent auditors. At the meeting of the Audit Committee of the Board of Directors held on February 6, 2008, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent auditors for the 2008 fiscal year. Although shareholder approval for this appointment is not required, the Audit Committee and the Board of Directors are submitting the selection of PricewaterhouseCoopers LLP for ratification to obtain the views of shareholders. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain that firm.

In making the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for the fiscal year beginning 2008, the Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence as our independent auditors.

Corning expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and available to respond to questions which may be raised there. These representatives may comment on the financial statements if they so desire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS FOR FISCAL YEAR ENDED DECEMBER 31, 2008.

Other Matters

Related Party Policy and Procedures

Corning has adopted a written policy that addresses related party transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Act. A related party of Corning includes:

•	A director;

•	A senior officer;

•	An immediate family member of a director or senior officer;

•	A shareholder who owns more than 5% of Corning’s voting securities; and

•	An entity in which a director, senior officer or a more than 5% shareholder has a substantial ownership interest.

Under the policy, all related party transactions must be reviewed by the General Counsel or other disinterested officer. Any transaction involving a director is also reviewed, approved or ratified by the Nominating and Corporate Governance Committee. Any transaction involving an executive officer is reviewed, approved or ratified by the Audit Committee. In order for any such transaction to be approved or ratified, the transaction must be shown to further the interest of the Company and have appropriate safeguards established.

All approved or ratified related party transactions shall be reported to the Audit Committee and the Nominating and Corporate Governance Committee (in those instances where such committee did not participate in the review, approval or ratification process).

Incorporation by Reference

The Compensation Committee Report on page 34 and the Report of Audit Committee of the Board of Directors on page 51, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Corning under the Securities Act or the Exchange Act, except to the extent that Corning specifically incorporates such information by reference. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Additional Information

Our 2007 Annual Report is provided with this proxy statement. Corning’s Proxy Statement, Annual Report on Form 10-K, and all other filings with the SEC, each of the Board Committee Charters and the Corporate Governance Guidelines may also be accessed via the Investor Relations page on Corning’s web site at www.corning.com. These documents are also available without charge upon a shareholder’s written or oral request to Investor Relations, Corning Incorporated, One Riverfront Plaza, Corning, New York 14831, telephone number 607-974-9000.

By order of the Board of Directors,

Denise A. Hauselt

Secretary and Assistant General Counsel

February 26, 2008

APPENDIX A

Corning Incorporated

Audit Committee of the Board of Directors

Audit Committee Charter

Purpose and Role

The Audit Committee is a committee of Corning’s Board of Directors. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal control over financial reporting which management and the Board of Directors have established, and the audit process, as well as integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the internal auditor and the independent auditors. In addition, the Audit Committee provides an open avenue of communication between the internal auditors, the independent auditors, financial and senior management, and the Board of Directors. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

The Audit Committee recognizes that it is the duty of management and the independent auditor to plan and conduct audits and to determine that Corning’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The Audit Committee further recognizes that the conduct of investigations, the resolutions of disagreements, if any, with the independent auditor and compliance with laws, regulations and Corning’s Code of Conduct are a management function.

Composition

The membership of the Audit Committee shall consist of at least three or more directors as determined by the Board of Directors, of whom in the judgment of the Board of Directors shall meet the independence and financial literacy requirements of the New York Stock Exchange, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Audit Committee. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an “audit committee financial expert” under rules and regulations of the Securities and Exchange Commission and one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with New York Stock Exchange Listing Standards. Further, no member of the Audit Committee shall be an active or retired employee of Corning. Members of the Audit Committee shall serve at the pleasure of the Board of Directors. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The Audit Committee is appointed by the full Board of Directors at its annual organizational meeting.

Meetings

The Audit Committee shall meet in person at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. In addition, management and the Audit Committee will meet telephonically to discuss and review Corning’s quarterly earnings press releases, earnings guidance and other financial information provided to analysts and rating agencies in advance of each quarterly earnings release, as well as the quarterly financial statements and company disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of a report on Form 10-Q. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations as appropriate.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

Financial Reporting

1.	Perform a timely review of quarterly and annual financial statements and other financial information provided to shareholders.

2.	Confirm that financial management and the independent auditor perform a timely analysis of significant reporting issues and judgments made and report key issues to the Committee, including discussion of major issues regarding accounting principles and financial statement presentation.

3.	Inquire of management, the internal audit partner, and independent auditor about significant risks or exposures, assess the steps management has taken to minimize such risk to the company, and evaluate the need for disclosure thereof.

4.	Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements of the company, including: (a) company disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q, and (c) items required by Statement of Auditing Standards 61, Statement of Auditing Standards 100 and Public Company Accounting Oversight Board Auditing Standard No. 5 in effect at that time for annual and quarterly statements.

5.	Review and discuss with management Corning’s quarterly earnings press releases, earnings guidance and other financial information provided to analysts and rating agencies in advance of each quarterly earnings release.

6.	Review with the independent auditor, the internal auditor and management: (a) the adequacy and effectiveness of the systems of internal control over financial reporting (including any significant deficiencies and material weaknesses as well as significant changes in internal control over financial reporting reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures; and (b) current accounting trends and developments, and take such related action as appropriate.

7.	Discuss with financial management and the independent auditor their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial reporting practices used or proposed to be used, as well as the effect of regulatory and accounting initiatives and off-balance sheet structures.

8.	Issue a letter for inclusion in Corning’s Annual Report on Form 10-K that includes disclosures as required by SEC regulations.

9.	Recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K.

Internal Control Over Financial Reporting

10.	Review with the independent auditor and the internal audit partner the adequacy of the company’s internal control over financial reporting (including information systems and security); and related significant findings and recommendations of the independent auditor and internal audit, together with management’s responses.

11.	Review and discuss disclosures made by management about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in Corning’s internal control over financial reporting.

12.	Review and discuss management’s plans to perform annual and quarterly assessments of the effectiveness of internal control over financial reporting to support management’s report on internal control over financial reporting as required by SEC regulation.

13.	Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the internal auditor, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the internal auditor.

Audit Process

Appointment of auditors

14.	On an annual basis, appoint or re-appoint the independent auditor and review and approve the discharge of the independent auditor. Instruct the independent auditor (a) that they are ultimately accountable to the Audit Committee; (b) that the Audit Committee has the authority and responsibility to appoint, retain, evaluate and replace the independent auditor; and (c) that the Audit Committee, as the shareholders’ independent representative, is the independent auditor’s client.

15.	Approve management’s recommendation of the internal auditors to be nominated. Review and approve the discharge of the internal auditors.

16.	Review and concur in the appointment or replacement of the management individual charged with the role of overseeing internal audit processes.

Performance, independence and qualification of auditors

17.	Annually, review and assess the following concerning the competence of the independent auditor and engagement team:

•	Resumes of key engagement audit personnel.

•	The quality control procedures of the firm serving as independent auditor.

•	The results of the most recent Public Company Accounting Oversight Board quality control review or other assessments of the firm serving as independent auditor.

18.	Receive and review: (a) report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

19.	Discuss with the auditors and management the independence of the internal auditor and the independent auditor, including a review of services and related fees provided by the independent auditor and the internal auditors. Review disclosures from the independent auditor required by Independent Standards Board Standard No. 1.

20.	Ensure the rotation of the lead audit partner having primary responsibility for the external audit and the audit partner responsible for reviewing the audit and other partners on the account as required SEC regulation.

21.	Approve management’s policies for Corning’s hiring of employees or former employees of the independent auditor who participate in any capacity in the audit of Corning. On an annual basis, management should provide the Audit Committee Chair with information on compliance with that policy.

22.	Review with management and the internal audit partner, annually, the internal audit department’s charter, staffing and significant objectives.

Compensation of the independent auditor

23.	The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

24.	The Audit Committee shall preapprove all auditing services and all permitted non-audit services (including fees and terms thereof) to be performed for Corning by its independent auditor. The Audit Committee may delegate authority to its chairman to grant preapprovals of permitted non-audit services, provided that decisions of such individual be presented to the full Audit Committee at its next scheduled meeting.

Review of audit plans and results

25.	Review with the internal audit partner and the independent auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

Review of audit results

26.	Review and discuss with management, the internal audit partner and the independent auditor at the completion of the annual audit the following:

a)	Annual report of the company, including the consolidated financial statements and related footnotes.

b)	Results of the audit of the consolidated financial statements and the related report thereon.

c)	Review annually with the independent auditor the attestation to, and report on, the effectiveness of internal control over financial reporting.

d)	Consider whether any changes to the internal controls or disclosure controls processes and procedures are appropriate in light of management’s assessment or the independent auditor’s report.

e)	Significant changes in the audit plan and any serious disputes or difficulties with management encountered during the audit.

f)	Other communications as required by generally accepted auditing standards.

Other Items

27.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and the results of the annual review of these areas conducted by internal audit.

28.	Review legal and regulatory matters that may have a material impact on the financial statements and related corporate compliance policies, and programs and reports from regulators.

29.	Review the status of compliance with laws, regulations and internal procedures; the scope and status of systems designed to promote company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

30.	Discuss company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to Corning, as well as major legislative and regulatory developments which could materially impact Corning’s contingent liabilities and risks.

31.	Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

32.	Investigate and respond to any instances or allegations of inappropriate behavior by management concerning questions of compliance with securities laws or inquiries as may be reported by legal counsel.

33.	Review, approve or ratify transactions between the company and related persons that are required to be disclosed under Item 404 of SEC Regulation S-K, using the definitions of “transactions” and “related person” in Item 404.

General

34.	At least semi-annually, meet with the internal audit partner, the independent auditor, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

35.	Establish policies for the hiring of employees and former employees of the independent auditor.

36.	Report Audit Committee actions to the Board of Directors with such recommendations, as the Audit Committee may deem appropriate. At the Chairman’s option, the independent auditor should be made available to meet with the Board of Directors annually or when otherwise appropriate.

37.	Conduct an annual performance evaluation of the Audit Committee and evaluate the adequacy of the Audit Committee’s charter annually.

38.	The Audit Committee shall have the power to authorize investigations into any matters within the Audit Committee’s scope of responsibilities and hire outside resources and professionals in conjunction therewith.

39.	The Audit Committee will perform such others functions as assigned by law, the corporation’s bylaws, or the Board of Directors.

40.	Obtain advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee.

Report

41.	The Audit Committee shall prepare a report each year for inclusion in the company’s proxy statement.

APPENDIX B

Corning Incorporated

Compensation Committee of the Board of Directors

Committee Charter

Purpose

The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s CEO, other elected officers and directors; and to produce an annual report on executive compensation for inclusion in the company’s annual proxy statement. The Committee has overall responsibility for approving and evaluating the director, elected officer and other key executive compensation, benefit and perquisite plans, policies and programs of the Company. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Committee Membership

The Compensation Committee shall consist of no fewer than three directors, all of whom in the judgment of the Board of Directors shall be independent. A person may serve on the Compensation Committee only if the Board of Directors determines he or she is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934; satisfies the requirements of “outside director” under Section 162(m) of the Internal Revenue Code; and meets the independence requirements in the New York Stock Exchange listing standards. One member of the Compensation Committee will serve as the Chairperson of the Compensation Committee.

The members of the Compensation Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Compensation Committee members may be replaced by the Board.

Committee Authority and Responsibilities

1.	The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO and other officer compensation, evaluate the CEO’s performance in light of those goals and objectives, and as a Committee or together with the independent members of the Board, determine and approve the CEO’s compensation levels based on this evaluation. In determining the base salary, annual incentive and long-term incentive components of CEO compensation, the Compensation Committee will consider multiple factors including the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

2.	The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors as deemed appropriate or necessary by the Committee.

3.	The Compensation Committee shall annually review and make recommendations to the Board with respect to the compensation of all directors, elected officers and other key non-CEO executives, including annual or multi-year incentive-compensation plans and equity-based incentive plans. The Compensation Committee does not, and shall not, cause or permit employee stock option grants to be backdated.

4.	The Compensation Committee shall annually review and approve, for the CEO and the other elected officers and key executives of the Company:

(a)	the annual base salary level;

(b)	the annual incentive opportunity level;

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(c)	the long-term incentive opportunity level;

(d)	employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate; and,

(e)	any special, supplemental or nonqualified benefits or other perquisites relating to the CEO and other officers and key executives of the Company.

5.	The Compensation Committee may form and delegate authority to subcommittees when appropriate. Members of a subcommittee may include directors of the Company, employees of the Company, consultants or any other parties as determined by the Compensation Committee in its sole discretion.

6.	The Compensation Committee shall make regular reports to the Board. The Compensation Committee shall meet at each regularly scheduled meeting of the Board (currently established at six meetings per year). Additional special meetings of the Compensation Committee will be convened at such other times as it deems necessary to fulfill its responsibilities.

7.	The Compensation Committee shall review and reassess the adequacy of this Charter annually, and conduct an annual performance evaluation of the Committee.

The Compensation Committee shall review and discuss with management the Compensation Discussion and Analysis (“CD&A”). Based on such review and discussion, the Compensation Committee shall determine whether to recommend to the Board that the CD&A be included in the company’s annual report or proxy statement.

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APPENDIX C

Corning Incorporated

Corporate Relations Committee of the Board of Directors

Committee Charter

Purpose and Scope of the Committee’s work:

The function of the Corporate Relations Committee is to assist the Board of Directors in fulfilling its oversight responsibility by reviewing the corporation’s strategies and policies in the areas of public relations and reputation, employment policy and employee relations, public policy, and community responsibility. The Committee focuses its work in the following general areas:

•	The corporation’s public relations and reputation.

—	Areas include corporate identity, investor relations, media relations, and product liability

•	The corporation’s responsibilities as an employer and its relationship with employees

—	Areas include safety and health policies; code of conduct; values; human resource and industrial relations strategies; and internal communications strategies

•	The corporation’s relationship and role with governmental agencies and public policy

—	Areas include relationships with significant governmental agencies in the countries in which the corporation operates.

•	The corporation’s responsibilities as a community member

—	Areas include environmental policies, charitable contribution strategies, and significant projects undertaken to improve communities within which the company has significant operations and employment.

Meeting Schedule: Generally meets in February, April, July, October and December

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APPENDIX D

Corning Incorporated

Finance Committee of the Board of Directors

Committee Charter

Purpose of the Committee

The Board of Directors has established a Finance Committee to assist the Board of Directors in fulfilling its responsibilities across the principal areas of corporate finance for the company and its subsidiaries. As appropriate in its judgment from time to time, the Finance Committee will assist the Board by reviewing such matters as capital structure including equity and debt financing and repurchase activities, capital expenditures, cash management, banking activities and relationships, investments and dispositions, risk management, insurance.

Committee Membership

The membership shall consist of at least three independent directors or more as determined by the Board. At least one member shall have financial management expertise such as banking or investment management. Members of the Finance Committee shall serve at the pleasure of the Board of Directors.

Committee members are appointed by the full Board of Directors at its annual organizational meeting or as the Board shall determine to fill vacancies on the Finance Committee or to adjust its membership as needs may arise from time to time. The chair is designated by the Nominating and Governance Committee.

Committee Operations

The Finance Committee shall normally meet five times each year and generally in conjunction with the regularly scheduled meetings of the Board of Directors, or more frequently as circumstances require as the Chair of the Finance Committee or Chairman of the Board may direct. The Finance committee shall maintain written minutes of its meetings. At each regularly scheduled meeting of the Board of Directors, the Chair of the Finance Committee shall provide the Board of Directors with a report of the Committee’s activities and proceedings. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

For the transaction of business at any meeting of the Committee, a majority of the members shall constitute a quorum.

The Committee shall annually review its charter and conduct a self assessment of its performance.

Responsibilities and Duties

To assist the Board of Directors, the Finance Committee shall be responsible for reviewing with company management the strategies, operating plans, company policies and actions related to the significant corporate finance matters of the company. Within the authorized levels delegated to it by the Board, the Finance Committee may approve certain actions within these areas of corporate finance. The matters within its review scope shall include:

1.	Capital structure including discussion of the appropriateness, not just the acceptability, of all material transactions prior to execution. The committee shall review and recommend for approval by the Board:

•	the Company’s long-term capital structure guidelines;

•	the dividend policy and declaration of dividends or other forms of distributions of the Company’s stock, such as splits in the form of a stock dividend;

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•	the repurchase of the Company’s stock; and

•	the Company’s short and long term financing transactions.

2.	Capital expenditure plans and specific capital projects.

3.	Mergers, acquisitions, divestitures and investments in third parties.

4.	The company’s cash management plans and activities.

5.	Strategies for managing certain exposures to financial, economic or hazard risks including:

•	Hedging strategies related to foreign currency, interest rate, and commodity exposures;

•	Insurance programs, including coverage for property, casualty, fiduciary, political risk, and directors and officers; and

•	Review of the corporation’s enterprise risk management process.

6.	Funding actions for the company’s pension and other post-employment benefits programs.

7.	The company’s tax situation and strategy.

8.	The quarterly and annual financial statements, the company’s financial plans and other financial information that management uses in its internal decision analysis activities.

9.	The company’s credit ratings and ratings objectives.

Other Activities

10.	Policies and procedures with respect to Debt Management, Financial Risk Management, and Insurance.

11.	Legal and regulatory matters that may have a material impact on the financial statements as they pertain to financing or risk management activities of the company.

General

The Committee may engage outside independent advisors in order to obtain advice and assistance, as it may consider necessary or advisable.

Approval Authority

The Finance Committee is required to approve certain levels of capital expenditures, acquisitions, investments and dispositions. The Board periodically authorizes the level of approval authority delegated to the Committee.

The Committee will review items that exceed their approval limits and make recommendations to the full Board.

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APPENDIX E

Corning Incorporated

Nominating and Corporate Governance of the Board of Directors

Committee Charter

Purpose

The Nominating and Corporate Governance Committee shall: (1) identify and recommend qualified individuals to the Board for nomination as members of the Board, consistent with criteria approved by the Board; (2) develop and recommend to the Board a set of Corporate Governance Guidelines; (3) lead the Board in its annual review of the Board’s performance and oversee the evaluation of management; (4) to recommend to the Board director nominees for the next annual meeting of shareholders; (5) recommend to the Board director nominees for each of its standing committees; (6) evaluate and recommend corporate governance changes and modifications as appropriate and (7) undertake such other duties as may be delegated to it from time to time. The Committee shall report to the Board on a regular basis and not less often than twice a year.

Committee Membership

The Committee shall consist of three or more directors, all of whom, in the judgment of the Board, shall be “independent” under the New York Stock Exchange listing standards.

The members shall be appointed by the Board. They shall serve at the pleasure of the Board and for such term as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee to serve as chairperson of the Committee. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson.

Committees Duties and Responsibilities

To fulfill its responsibilities and duties the Committee shall:

1.	Make recommendations to the Board from time to time as to changes that the Committee believes to be desirable with regard to the appropriate size, functions and needs of the Board.

2.	Establish the criteria for membership; such criteria should cover, among other things, diversity, experience, skill set and the ability to act on behalf of shareholders.

3.	Identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders. In the case of a vacancy in the office of director, the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate, including judgment, experience, skills and personal character of the candidate, as well as its assessment of the needs of the Board and the Committee.

4.	Conduct appropriate inquiries into the backgrounds and qualifications of possible candidates.

5.	Review candidates recommended by shareholders.

6.	Recommend to the Board the membership of any committee of the Board and to identify and recommend Board members qualified to fill vacancies on any committee of the Board.

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7.	Recommend director nominees for approval by the Board and its shareholders.

8.	Assist the Board in assessing whether individual members of the Board are independent within the New York Stock Exchange listing standards.

9.	Establish director retirement policies.

10.	Review the outside activities of, and to consider questions of possible conflicts of interest of, Board members and senior executives.

11.	Review and approve transactions between the company and related persons that are to be disclosed under Item 404 of SEC Regulation S-K, using the definitions of “transactions” and “related person” in Item 404.

12.	Oversee and assist the Board with an annual assessment of the Board’s performance through such process as the Committee shall determine advisable including, if appropriate, the solicitation of comments from each member of the Board. The annual assessment shall be discussed with the full Board following the end of each fiscal year.

13.	Oversee and assist the Board in annually reviewing with the Chairman and Chief Executive Officer the job performance and evaluation of elected corporate officers and other senior executives.

14.	Develop and recommend to the Board a set of corporate governance principles for the company, to review those principles at least annually, and to recommend any proposed changes to the Board as the Committee deems advisable.

15.	Review and evaluate governance trends, rules and best practices to determine impact and potential changes for consideration.

16.	Review and reassess the adequacy of this Charter annually, and conduct an annual performance evaluation of the Committee.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to obtain advice and assistance from internal or outside legal, accounting or other advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

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APPENDIX F

Corning Incorporated

Pension Committee of the Board of Directors

Committee Charter

Purpose

The Board of Directors has established a Pension Committee to assist the Board of Directors in fulfilling its oversight responsibilities of pension plans (defined benefit plans in the US and similar style international plans) for the Company and its subsidiaries. The Committee shall annually approve a pension policy, and as appropriate in its judgment from time to time, appoint investment managers, custodians, trustees, and other plan fiduciaries for the purpose of implementing the policy.

Committee Membership

The membership of the Pension Committee shall consist of three or more directors as determined by the Board. At least one member shall have financial investment expertise such as banking, insurance or investment management. Members of the Pension Committee shall serve at the pleasure of the Board of Directors.

This Committee is appointed by the full Board of Directors at its annual organizational meeting or as the Board shall determine to fill vacancies on the Committee or to adjust its membership as needs may arise from time to time.

A Chair will be designated by the Nominating and Corporate Governance Committee.

Meetings

The Committee shall normally meet at normally five (5) times each year and generally in conjunction with the regularly scheduled meetings of the Board of Directors, or more frequently as circumstances require as the Chair of the Committee or Chairman of the Board may direct. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

The Committee shall maintain written minutes of its meetings. At each regularly scheduled meeting of the Board of Directors, the Chair of the Committee shall provide the Board of Directors with a report of the Committee’s activities and proceedings.

Responsibilities and Duties

The Committee shall exercise an oversight responsibility. It shall not be deemed the fiduciary of any of the Retirement Plans, nor shall it be responsible for the investment decisions made by others acting as fiduciaries under the Plan. The Pension Committee shall be responsible for reviewing periodically with Company management the funded level of, and any management proposals for, contributions to all defined benefit pension plans and investment performance of the US pension. Within the authorized levels delegated to it by the Board, the Committee may approve actions or further delegate responsibilities for the purpose of implementing the pension policy. The matters within its review or approval scope shall include:

1.	The Committee shall approve annually a pension policy;

2.	The Committee shall approve, from time-to-time, hiring and termination of fiduciaries for the plan;

3.	The Committee will conduct an annual performance self-evaluation and review the adequacy of the Committee’s charter annually.

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Oversight Responsibilities

•	The Committee may rely upon presentations of management, investment advisors, actuaries, or other experts believed by the Committee to be informed and knowledgeable.

•	It may engage outside independent advisors in order to obtain advice and assistance, as it may consider necessary or advisable.

•

The Committee shall review at least annually presentations by the Treasurer or Director of Pension and Investments in their capacity as members of the Investment Committee. These presentations will include information concerning the US pension plan’s funded status, actual asset allocation versus policy target levels, investment management performance, proxy voting, and cash flows.

•

The Committee shall review annually actions taken during the course of the year by the Benefits Committee. These actions will concern among other items administrative matters for the Company’s defined benefit plans, and investment management and administrative matters for Company’s defined contribution plans.

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APPENDIX G

Corning Incorporated

Corporate Governance Guidelines

The Board of Directors of Corning Incorporated, acting on the recommendation of its Nominating and Corporate Governance Committee, has adopted these guidelines to promote the effective functioning of the Board and its committees.

Role of the Board

The business and affairs of Corning Incorporated are managed by or under the direction of its Board of Directors in accordance with New York law. The directors’ fiduciary duty is to exercise their business judgment in the best interests of Corning Incorporated’s shareholders.

Board Structure and Composition

Board Size. The size of the Board will provide for sufficient diversity among non-employee directors while also facilitating substantive discussions in which each director can participate meaningfully. The Board size, currently 16 members, will be set by the Board on recommendation of the Nominating and Corporate Governance Committee, and within the limits prescribed by Corning Incorporated’s by-laws.

Independent Directors. A substantial majority of the Board will consist of directors whom the Board has determined to be independent. In general, an independent director must have no material relationship with Corning Incorporated, directly or indirectly. For this purpose, Corning Incorporated will ensure that it complies with the independence requirements of SEC and the NYSE Listing Standards, as well as director qualification standards recommended by the Nominating and Corporate Governance Committee.

“Immediate family member” includes a person’s spouse, parents, children, siblings, in-laws, and any one (other than employees) who shares such person’s home. Materiality for this purpose will be evaluated both from the standpoint of Corning Incorporated and from the standpoint of the director or the persons or entities with which the director is affiliated.

Notwithstanding the fact that an individual may not satisfy one or more of the above criteria, the Board may nevertheless determine that the director has no material relationship with the corporation that would interfere with independence and should be considered independent. In that case, the reasons for any such determination will be specifically set forth in the proxy statement for any meeting at which that director is standing for election.

Chairman and CEO. The Board believes it is appropriate for Corning Incorporated’s Chief Executive Officer (CEO) also to serve as Chairman of the Board. However, the Board retains the authority to separate those functions if it deems such action appropriate in the future.

Lead Director. The Board will designate and publicly disclose a non-employee director who will lead the non-employee directors’ executive sessions.

Term Limits. The Board believes that experience as a Corning Incorporated director is a valuable asset, especially in light of the size and global scope of the corporation’s operations. Therefore, directors are not subject to term limits except as a result of reaching the Board’s mandatory retirement age.

Mandatory Retirement. No director may stand for election after reaching age 74.

Other Directorships. Recognizing the substantial time commitment required of directors, an employee director will serve on the board of no more than three other public companies, a non-employee director will serve on the board of no more than five other public companies, and the chief executive officer who is director will serve on the board of no more than two other public companies. Each director will serve on the boards of other public and private companies and not-for-profit entities only to the extent that, in the judgment of the Nominating and Corporate Governance Committee, such services do not detract from the director’s ability to devote the necessary time and attention to Corning Incorporated. The Nominating and Corporate Governance Committee will periodically review all directors’ service on the boards of other public companies.

Change in Status. To avoid any potential for a conflict of interest or potential conflict of interest, directors will not accept a seat on any additional public company board or any governmental position without first reviewing the matter with the Nominating and Corporate Governance Committee. In addition, a non-employee director will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee in the event of retirement or other substantial change in the nature of the director’s employment or other significant responsibilities. If the Nominating and Corporate Governance Committee determines that the resignation should be accepted, the Committee will refer that recommendation to the Board.

Director Selection; Qualifications; Education

Director Candidates. The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, will nominate a slate of director candidates for election at each annual meeting of shareholders and will elect directors to fill vacancies, including vacancies created as a result of any increase in the size of the Board, between annual meetings.

Qualifications. Candidates are selected for their character, judgment, diversity of experience, acumen and their ability to act on behalf of shareholders. Scientific expertise, business experience, prior governmental service and familiarity with national and international issues affecting business are among the relevant criteria. Final approval of a candidate is determined by the full Board.

Orientation. New directors will receive a comprehensive orientation from responsible executives regarding Corning Incorporated’s business and affairs, including written materials, meetings with key management and visits to facilities.

Continuing Education. Reviews of particular aspects of Corning Incorporated’s operations will be presented by responsible executives from time to time as part of the agenda of regular Board meetings. The Board will also normally conduct an on-site inspection of a Corning Incorporated facility in conjunction with a regular Board meeting at least once every other year.

Board Meetings and Director Responsibilities

Number of Regular Meetings. The Board currently holds regular meetings six times per year.

Agenda and Briefing Material. An agenda for each Board meeting and briefing materials will, to the extent practicable in light of the timing of matters that require Board attention, be distributed to each director at least one week prior to each meeting. Briefing materials should be concise and yet sufficiently detailed to permit directors to make informed judgments. The Chairman will normally determine the agenda for Board meetings, but any director may request the inclusion of particular items.

Meeting Attendance. It is expected that each director will make every effort to attend each Board meeting, each annual meeting of shareholders and each meeting of any committee on which he or she sits. Attendance in person is preferred but attendance by teleconference is permitted if necessary under the circumstances.

Director Preparedness. Each director should be familiar with the agenda for each meeting, should have carefully reviewed all other materials distributed in advance of the meeting, and should be prepared to participate meaningfully in the meeting and to discuss all scheduled items of business.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director will maintain the confidentiality of information received in connection with his or her service as a director.

Non-employee Director Executive Sessions

An executive session of the non-employee directors will normally be held immediately before, during or after each meeting of the full Board. The Chair of the Nominating and Corporate Governance Committee or other non-employee director as chosen by the Board will preside at the executive sessions, and will be disclosed in the proxy statement per the NYSE rules. Any non-employee director may raise issues for discussion at an executive session.

Board Self-evaluation

Annually, the Board will evaluate its performance and effectiveness as a Board, as well as the performance and effectiveness of its committees, and will abide by NYSE Listing Standards for self-evaluation for selected Committees.

Committees

Committees. The Board will appoint from among its members an executive committee and other committees it determines are necessary or appropriate to conduct its business. Currently, the standing committees of the Board are the Executive Committee, Audit Committee, Nominating and Corporate Governance Committee (which serves as the nominating and corporate governance committee within the meaning of the New York Stock Exchange rules), Pension Committee, Compensation Committee, Finance Committee, and Corporate Relations Committee.

Committee Composition. The Nominating and Corporate Governance Committee, Board Audit Committee, and Board Compensation Committee will consist solely of independent directors. With the exception of the Executive Committee where the Chairman of the Board will be the Chair, the Nominating and Corporate Governance Committee will recommend committee Chairs to the Board for approval.

In addition:

•	the membership of the Board Audit Committee must meet such additional requirements as may apply under the rules of the New York Stock Exchange and the Securities and Exchange Commission;

•

the membership of the Board Compensation Committee must meet such additional requirements as may apply under the rules of the New York Stock Exchange and must qualify as an independent “non-employee directors” for purposes of Rule 16b-3 of the Securities and Exchange Commission; and

•	no member of the Board Compensation Committee may be part of a compensation committee interlock within the meaning of Regulation S-K of the Securities and Exchange Commission.

Committee Charters. Each of the committees will have a written charter setting further its responsibilities if they are not stated in the company’s by-laws. Charters will be adopted by the Board based on the recommendation of the applicable committee.

Committee Assignments. Membership of each committee will be determined by the Board on the recommendation of the Nominating and Corporate Governance Committee. Consideration will be given to rotating committee memberships periodically.

Committee Self-evaluation. Annually, each of the Board committees will conduct an evaluation of its performance and effectiveness and will consider whether any changes to the committee’s charter are appropriate.

Committee Reports. The Chair of each Board committee will report to the full Board on the activities of his or her committee, including the results of the committee’s self-evaluations and any recommended changes to the committee’s charter.

CEO Performance Review

At least annually, the non-employee directors will, in conjunction with the Board Compensation Committee, review the performance of the CEO in light of the corporation’s goals and objectives. The Compensation Committee meets annually with the CEO to receive his or her recommendations concerning such goals.

Management Succession Planning and Performance Review

At least annually, the Board will review and approve succession plans for the CEO and other senior executives. Succession planning will address both succession in the ordinary course of business and contingency planning in case of emergencies or unforeseen events. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. The CEO also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

The function of the Board in monitoring the performance of senior management is fulfilled by the presence of outside directors who have a substantive knowledge of the business. The Board selects the senior management team, which is charged with the conduct of the company’s business. Having selected the senior management team, the Board acts as an advisor to senior management and ultimately monitors its performance. The Compensation Committee also is responsible for setting performance goals and compensation for the direct reports to the CEO. These decisions are approved or ratified by action of the outside directors of the Board at a meeting or executive session of that group.

Board Resources

Access to Employees. Non-employee directors will have full access to the senior management of Corning Incorporated and other employees. The Board expects that there will be regular opportunities for directors to meet with the CEO and other members of senior management in Board and committee meetings and in other formal or informal settings.

Authority to Retain Advisors. It is normally expected that information regarding the corporation’s business and affairs will be provided to the Board by Corning Incorporated management and staff and by the corporation’s independent auditor. However, the Board and each committee have the authority to retain such outside independent advisors, including accountants, legal counsel, or other experts, as it deems appropriate. Non-employee directors will have full access to such outside independent advisors to ask questions regarding Corning Incorporated. The fees and expenses of any such advisors will be paid by Corning Incorporated.

Code of Conduct

Corning Incorporated has adopted a comprehensive “Our Code of Conduct.” These standards include policies calling for strict observance of all laws applicable to Corning Incorporated’s business and describes conflicts of interest policies which, among other things, requires that directors avoid any conflict between their own interests and the interests of the corporation in dealing with suppliers, customers, and other third parties, and in the conduct of their personal affairs, including transactions in securities of the corporation, any affiliate, or any nonaffiliated organization. Each director is expected to be familiar with and to follow these policies to the extent applicable to them.

Communication by Interested Parties with the Non-employee Directors

The Nominating and Corporate Governance Committee will maintain procedures for interested parties to communicate directly with the non-employee directors. The Board believes that it is management’s role to speak for the company. These procedures will be published in the proxy statement for each annual meeting of shareholders and posted on Corning Incorporated’s Internet site.

Corning Incorporated Non-employee Director Compensation

Compensation for non-employee directors will be determined by the independent members of the Board on the recommendation of the Compensation Committee, and will be reviewed annually at a minimum. Non-employee director compensation will be set at a level that is consistent with market practice, taking into account the size and scope of the corporation’s business and the responsibilities of its directors. All directors are expected to own stock in the company in an amount that is appropriate for them. In considering benefits and compensation of non-employee directors, the Board will consider whether questions regarding directors’ independence may be raised by anything that would be considered non-customary, or the company providing indirect forms of compensation or benefits to a director or any substantial charitable contributions to organizations in which a director is affiliated.

Non-employee Director Stock Ownership

Within five years of joining the Board, each non-employee director will own stock in the company with a value of at least five times the company annual cash retainer paid to such director. Non-employee directors have up to three years to return to this required stock ownership level if the company stock price drops by over twenty percent in any calendar year.

Named Executive Officer Stock Ownership

Within five years of hire or promotion, each named executive officer will own stock in the company with a value of at least the following levels:

•	Chief Executive Officer—5 times his annual salary;

•	Chief Operating Officer—3 times his annual salary;

•	Chief Financial Officer—3 times his annual salary;

•	Chief Administrative Officer—3 times his annual salary; and

•	Chief Technology Officer—3 times his annual salary.

An officer who falls below the ownership requirement for any reason will have up to three years to return to the required minimum ownership level.

Bonus Recoupment Policy

The Compensation Committee of the Board of Directors has discretion to recoup bonuses from officers and other key employees in certain circumstances, and may supplement any recoupment required by the Sarbanes-Oxley Act of 2002. The policy is applicable to any financial restatements affecting any year on or after January 1, 2007.

The Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers and other key employees where such payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the company will seek to recover any amount determined to have been inappropriately received by the individual executive.

Option Repricing

The corporation will not, without shareholder approval, amend any employee stock option to reduce the exercise price (except for appropriate adjustments in the case of a stock split or similar change in capitalization);

or offer to exchange outstanding employee stock options for options having a lower exercise price; or offer to exchange options having an exercise price below the current market price for cash, restricted stock, or other consideration.

Stock Option Pricing

The corporation will grant employee stock options approved by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) and reported to the Board, with the option exercise price determined by the NYSE closing price on one or more of these grant dates:

(a)	on the day the stock option grant is reported to the Board after Compensation Committee approval, or

(b)	on the first business day of the month following date of hire for a newly hired employee granted stock options, or

(c)	on a fixed, future grant date or dates as approved by the Committee and reported to the Board.

Upon delegation by the Compensation Committee, the Chief Administrative Officer may grant limited numbers of stock options to non-officer active employees in special situations. These grants shall be effective when signed by that Officer. The option exercise price shall be determined by the NYSE closing price on the effective grant date or on a fixed, future date. Grants awarded under this authority shall be reported to the Compensation Committee on or before its next regular meeting.

The corporation shall not backdate employee stock options or set an option exercise price in stock option grants other than in conformance with the methods described above.

Shareholder Matters

Shareholder matters such as voting rights, confidential voting, ratification of auditors, shareholder proposals receiving a majority approval and others are contained within, and governed by Corning Incorporated’s by-laws and charter.

Re-evaluation of Corporate Governance Guidelines

The Board will review and revise these Corporate Governance Guidelines as appropriate from time to time based on the recommendation of the Nominating and Corporate Governance Committee.

Director Qualification Standards

The Board adopted a formal set of director qualification standards under the NYSE Listing Standards approved by the SEC in November 2003 concerning determination of director independence. To be considered independent, a director must be determined by resolution of the Board after due deliberation, to have no material relationship with the company other than as a director. In each case, the Board will broadly consider all relevant facts and circumstances and also apply the following standards:

1.	A director will not be independent if within the preceding three years: (a) the director was employed by the company or any of its subsidiaries; (b) an immediate family member of the director was an executive officer of the company; (c) the director was employed by or affiliated with the company’s independent internal or external auditor; (d) an immediate family member of the director was employed in a professional capacity by the company’s independent internal or external auditor; or (e) an executive officer of the company was on the board compensation committee of a second company that employed either the director or an immediate family member as an executive officer.

2.

A director will not be independent if within the preceding three years: (a) the director or an immediate family member receives more than $100,000 per year in direct compensation from the company, other than normal director and committee fees and pension or other forms of deferred compensation for prior services; (b) a director is an officer or employee of a second company that makes payments to, or receives payments from the company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of the second company’s consolidated gross revenues; (c) an immediate family member of a director is an executive officer of a second company that makes payments to, or receives payments from the company at the levels in 2(b); or (d) if a director serves as a paid executive officer of a charitable organization that received contributions in any single fiscal year that exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues. The Board shall consider the materiality of any such relationships, even if they are below the dollar thresholds.

3.	The determination of whether a section 2 relationship is material or not (and whether a director is independent or not) shall be made by those directors on the Board who satisfy the independence guidelines.

4.	The company will not make any personal loans or extensions of credit to directors or executive officers.

5.	For independence, all directors must deal at arms’ length with the company and its subsidiaries and disclose circumstances that are material to the director if they might be viewed as a conflict of interest.

APPENDIX H

Corning Incorporated

Code of Ethics

For Chief Executive Officer and Financial Executives

In my role as an executive of Corning Incorporated, I certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

To the best of my knowledge and ability:

1.	I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2.	I provide constituents with information that is accurate, complete, objective, relevant, timely, and understandable.

3.	I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies. I provide full, fair, accurate, timely, and understandable disclosure to my constituents and/or in reports provided to external constituencies (SEC, shareholders, reporting agencies, etc.).

4.	I act in good faith, responsibility, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

5.	I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6.	I share knowledge and maintain skills important and relevant to my constituents’ needs.

7.	I proactively promote high integrity as a responsible member of my business team and/or in my work environment.

8.	I achieve responsible use of and control over all company assets and resources employed or entrusted to me.

9.	I will report any known or suspected violations of this code to the Corporate Controller or the General Counsel.

10.	I am accountable for adhering to this code.

Dated:

Signed:

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APPENDIX H

Corning Incorporated

Code of Conduct

For Directors and Executive Officers

In my role as a Director or Executive Officer of Corning Incorporated, I certify that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

1.	I have read Our Code of Conduct, the code of business ethics that applies generally within the Company. I will abide by its standards in carrying out my role as a Director or Executive Officer of the Company. The Code of Business Ethics for Directors and Executive Officers incorporates the provisions of Our Code of Conduct, as supplemented by this document.

2.	I act with honesty and integrity, avoiding actual and apparent conflicts with the interests of Corning Incorporated. A conflict of interest would occur when an individual’s private interest interferes – or even appears to interfere – with the interests of the Company as a whole. When any issue arises that may present an actual or apparent conflict, I will bring that issue to the attention of Corning’s Chairman or General Counsel and seek a waiver or recuse myself from action on the particular matter.

3.	In acting on any business for Corning Incorporated, I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies, and will act as appropriate within my position to assure that the Company complies with such rules and regulations.

4.	I understand the requirement that the Company provide full, fair, timely and understandable disclosure to its external constituents (SEC, shareholders, reporting agencies) and will take that requirement into proper account in carrying out my duties as a Director or Executive Officer of the Company.

5.	I understand that insider trading on the basis of non-public material information is both unethical and illegal and will not be tolerated by the Company. As a Director or Executive Officer, I will abide by guidance from the Company regarding appropriate periods when trading in securities of the Company may be permitted, as well as periods when such trading is not permitted.

6.	I respect the confidentiality of Company information acquired in the course of my duties as a Director or Executive Officer of the Company. Confidential information of the Company or its customers may not be used for personal advantage. Confidential information includes all non-public information that might be of use to competitors, or harmful to the company or its customers, if disclosed.

7.	I understand that business opportunities within the scope of the business of the Company, as well as reasonable extensions of the scope of that business, represent corporate opportunities of Corning and may not be diverted for any separate personal purpose or benefit. I will not take for myself personally any opportunities that are discovered through the use of corporate property, information or position. I will not use corporate property, information or position for personal gain. I will not compete with the Company directly or indirectly. I will fulfill my duty to the company to advance its legitimate interests when the opportunity to do so arises.

8.	I understand that the Company has a duty to deal fairly with its customers, suppliers, competitors and employees. It is a principle of the Company that no employee should take unfair advantage of another through manipulation, concealment, abuse of privileged information, misrepresentation, or any other practice of unfair dealing.

9.	I understand that I have an obligation to protect the Company’s assets and ensure their efficient use and, within the scope of my responsibilities as a director or executive officer, will ensure that Company assets are used for legitimate business purposes.

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10.	As a director or executive officer, I recognize that the Company should proactively promote ethical behavior. Through its Code of Conduct, the Company encourages its employees to talk to supervisors, managers, Corporations General Counsel or the Corporate Controller when in doubt about the best course of action in a particular situation. The Company also encourages that employees report violations of laws, rules, regulations or the Code of Conduct to the General Counsel of the Corporation. In addition, the Company ensures that its employees know that there will be no retaliation for reports made in good faith. I adhere to and support these principles.

Dated:

Signed:

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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 24, 2008.
Vote by Internet
• Log on to the Internet and go to www.investorvote.com/glw
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals - The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01 - John Seely Brown	☐	☐	02 - Gordon Gund	☐	☐	03 - Kurt M. Landgraf	☐	☐

	For	Withhold
04 - H. Onno Ruding	☐	☐

B Proposals

	For Against Abstain		For Against Abstain
2. Approve the amendment of the 2005 Employee Equity Participation Program.	☐ ☐ ☐	3. Ratify the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for fiscal year ending December 31, 2008.	☐ ☐ ☐

C Non-Voting Items

Change of Address - Please print your new address below.	Discontinue Duplicates Reports Mark the box to the right if you wish to discontinue receiving duplicate Annual Reports.	☐	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

D Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2008 MEETING OF SHAREHOLDERS

APRIL 24, 2008

The undersigned hereby appoints James B. Flaws and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 24, 2008, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning Common Stock through a Corning Incorporated benefit plan, your share ownership as of February 26, 2008, is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting April 24, 2008. The proxy statement and annual report to security holders are available at www.corning.com/2008_proxy.

(this proxy continues and must be signed on the reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals - The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - John Seely Brown	☐	☐	02 - Gordon Gund	☐	☐	03 - Kurt M. Landgraf	☐	☐

04 - H. Onno Ruding	☐	☐

B Proposals

	For	Against	Abstain		For	Against	Abstain
2. Approve the amendment of the 2005 Employee Equity Participation Program.	☐	☐	☐	3. Ratify the appointment of PricewaterhouseCoopers LLP as Corning’s independent auditors for fiscal year ending December 31, 2008.	☐	☐	☐

C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

/ /

¢	1 U P X	0 1 6 8 9 3 2	+

<STOCK#>            00UMZA

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Corning Incorporated

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2008 MEETING OF SHAREHOLDERS

APRIL 24, 2008

The undersigned hereby appoints James B. Flaws and Wendell P. Weeks and each of them, proxies with full power of substitution, to vote as designated on the reverse side, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Meeting of Shareholders of Corning Incorporated on April 24, 2008, and any adjournments thereof, with all powers that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

If you are a current or former employee of Corning Incorporated and own shares of Corning Common Stock through a Corning Incorporated benefit plan, your share ownership as of February 26, 2008, is shown on this proxy card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares as described in the proxy statement.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)